UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
NORTHERN TRUST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Northern Trust Corporation

50 South La Salle Street

Chicago, Illinois 60603

March 12, 2025

Dear Stockholder:

You are cordially invited to attend the Northern Trust Corporation 2025 Annual Meeting of Stockholders to be held in a virtual meeting format, via the Internet, on Tuesday, April 22, 2025, at 10:30 a.m., Central Time.

For more than 135 years, our stockholders’ support has been essential to Northern Trust’s stability and success. Your vote plays a vital role and is very important for our future. Whether or not you plan to attend the Annual Meeting virtually, I urge you to vote your shares as promptly as possible.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement provide you with information about each proposal to be considered at the Annual Meeting, as well as other information you may find useful in voting your shares. If you plan to attend the Annual Meeting virtually, please review the information on attendance procedures in the accompanying Proxy Statement.

If you choose not to attend, you may vote your shares by Internet or telephone in advance of the meeting. If you received a paper copy of the proxy materials, you also may complete, sign, date, and return your proxy card in the enclosed envelope. Instructions for voting by Internet or telephone can be found on your proxy card or your Notice Regarding the Availability of Proxy Materials.

Thank you for your continued support of Northern Trust Corporation, and your contribution to the future of our company.

Sincerely,

Michael G. O’Grady

Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, April 22, 2025

Time:	10:30 a.m., Central Time

Access:	Our Annual Meeting can be accessed virtually at www.virtualshareholdermeeting.com/NTRS2025. There will be no physical, in-person meeting.

Purposes:	The purposes of the Annual Meeting are to:

●   elect thirteen directors to serve on the Board of Directors until the 2026 Annual Meeting of Stockholders or until their successors are elected and qualified;

●   approve, by an advisory vote, 2024 named executive officer compensation;

●   ratify the appointment of KPMG LLP as Northern Trust Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

●   transact any other business that may properly come before the Annual Meeting.

Record Date:	You can, and should, vote if you were a stockholder of record at the close of business on February 24, 2025.

March 12, 2025

By order of the Board of Directors,

Susan C. Levy

Executive Vice President, General Counsel and

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2025

This Proxy Statement, other proxy materials, our Annual Report on Form 10-K for the year ended December 31, 2024 and a link to the means to vote by Internet or telephone are available at http://www.proxyvote.com.

2025 Proxy Statement | Northern Trust Corporation	i

PROXY SUMMARY

This summary highlights certain information contained in this Proxy Statement. The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Northern Trust Corporation (the “Corporation”) for use at the Corporation’s Annual Meeting of Stockholders to be held on Tuesday, April 22, 2025 (the “Annual Meeting”). You should read the entire Proxy Statement carefully before voting. On or about March 12, 2025, we began mailing or otherwise making available our proxy materials, including a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, to all stockholders entitled to vote at the Annual Meeting.

For more information on voting and attending the Annual Meeting, see “General Information about the Annual Meeting” on page 82 of this Proxy Statement.

VOTING MATTERS	Board Recommendation	Page

Item 1 – Election of Directors	FOR	8
Item 2 – Advisory Vote on Executive Compensation	FOR	30
Item 3 – Ratification of the Independent Registered Public Accounting Firm	FOR	78

ONE NORTHERN TRUST

Our mission is to be our clients’ most trusted financial partner, guarding and growing their assets as if they were our own. We serve a diverse range of clients from individuals to institutions, including families, family offices, foundations, endowments, pensions, asset managers, and sovereign entities.

We serve our clients through three interconnected businesses: Wealth Management, Asset Servicing, and Asset Management. Each offers a comprehensive set of services and products that are tailored to meet the specific needs and objectives of our clients to support them throughout their financial journeys.

We are committed to delivering on our enduring principles of service, expertise, and integrity. These principles have remained constant, enabling us to serve our clients with distinction for over 135 years.

It is the combination of these businesses and principles that creates a differentiated client experience and competitive advantage. In a world characterized by constant change and highly competitive markets, we aim to evolve, innovate, and enhance our products and services to create more value for all of our stakeholders. Achieving this requires the collective efforts of our entire enterprise. In 2024 we launched a multi-year strategy entitled “One Northern Trust” to optimize growth, strengthen resiliency and manage risk, and drive productivity. Our strategy is enabled by talent, technology, and data with the objective of becoming a consistently high-performing company.

2025 Proxy Statement | Northern Trust Corporation	1

PROXY SUMMARY

2024 FINANCIAL METRIC HIGHLIGHTS

Key highlights with respect to our financial performance(1):

Revenue
(In Millions)
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$6,101
$6,465
$6,761
$6,774
$8,290
2020
2021
2022
2023
2024

We achieved these financial results while continuing to maintain strong capital ratios, with all ratios exceeding those required for classification as “well capitalized” under federal bank regulatory capital requirements.

(1) 2024 included a net realized pretax gain of $879.9 million related to our participation in an exchange offer related to shares of a class of Visa, Inc. common stock, among certain other notable items. For additional detail regarding the Corporation’s financial performance, please see the Corporation’s Annual Report on Form 10-K for each year presented and the consolidated financial statements included therein.

2	2025 Proxy Statement | Northern Trust Corporation

PROXY SUMMARY

SELECTED RECOGNITION

2025 Proxy Statement | Northern Trust Corporation	3

PROXY SUMMARY

KEY DEVELOPMENTS – LEADERSHIP CHANGES

To enable our One Northern Trust strategy, we announced the following changes to our leadership structure, each effective October 1, 2024:

●

Peter B. Cherecwich, who had most recently served as President, Asset Servicing, became Chief Operating Officer. In this newly created role, Mr. Cherecwich is focused on delivering operational excellence and resiliency, effective risk management and controls, and scalable growth.

●	Teresa A. Parker, who had most recently served as President, Europe, Middle East, and Africa, became President, Asset Servicing.

●

Steven L. Fradkin, who has served in a wide variety of leadership roles over his career at Northern Trust, including President of Wealth Management, President of Asset Servicing, and Chief Financial Officer, became Vice Chairman. In this capacity, Mr. Fradkin will help to enhance growth initiatives and foster deeper connections across our client franchise.

●	Jason J. Tyler, who had most recently served as Chief Financial Officer, became President, Wealth Management.

●	David W. Fox, Jr., who had most recently served as President, Global Family & Private Investment Offices, became Chief Financial Officer.

2024 COMPENSATION OUTCOMES

Based upon its review of our corporate performance and the individual performance of each named executive officer discussed in the Compensation Discussion and Analysis beginning on page 31 of this Proxy Statement, the Human Capital and Compensation Committee approved the compensation amounts outlined in the table below. This table provides a comprehensive summary of each named executive officer’s total direct compensation for the 2024 and 2023 performance years with the exception of Mr. Fox who did not serve as a named executive officer in 2023. As noted in the “Key Developments—Leadership Changes” section above, several named executive officers (Messrs. Fox, Tyler, Cherecwich, and Fradkin) transitioned to new roles effective October 1, 2024. Compensation decisions for 2024 were primarily driven by their respective performance in the position they held for the first three quarters of the year, with consideration given (though to a proportionally lesser degree) for contributions in the role they held in the fourth quarter.

It should be noted that the table below is not intended to be a substitute for the Summary Compensation Table on page 57, as certain amounts in the table below are different than the amounts in the Summary Compensation Table. The most significant difference is that this table reflects long-term incentive awards granted in February 2025 and February 2024 for the 2024 and 2023 performance years, respectively, while the Summary Compensation Table provides the value of the equity awards for the year in which they were granted. This perspective may be useful in reviewing key incentive compensation decisions, as this is how the Committee considers performance and pay, with incentive compensation generally reflective of prior year’s performance.

				Long-Term Incentives
Executive	Year	Salary (1)	Short-Term Annual Cash Incentive	Performance Stock Units	Restricted Stock Units	Total Incentive Compensation (2)	Total
Michael G. O’Grady Chairman and Chief Executive Officer	2024	$1,000,000	$2,050,000	$3,997,500	$2,152,500	$8,200,000	$9,200,000
	2023	1,000,000	500,000	5,005,000	2,695,000	8,200,000	9,200,000
David W. Fox, Jr. Chief Financial Officer	2024	560,000	657,000	996,450	536,550	2,190,000	2,750,000
	2023	—	—	—	—	—	—
Jason J. Tyler President, Wealth Management (Former Chief Financial Officer)	2024	600,000	1,020,000	1,547,000	833,000	3,400,000	4,000,000
	2023	600,000	990,000	1,501,500	808,500	3,300,000	3,900,000

Peter B. Cherecwich Chief Operating Officer	2024	675,000	1,072,500	1,626,625	875,875	3,575,000	4,250,000
	2023	675,000	1,147,500	1,740,375	937,125	3,825,000	4,500,000
Steven L. Fradkin Vice Chairman	2024	675,000	1,147,500	1,740,375	937,125	3,825,000	4,500,000
	2023	675,000	1,147,500	1,740,375	937,125	3,825,000	4,500,000
Daniel E. Gamba President, Asset Management	2024	675,000	1,222,500	1,854,125	998,375	4,075,000	4,750,000
	2023	675,000	1,147,500	1,740,375	937,125	3,825,000	4,500,000

(1) Represents the applicable named executive officer’s salary, as determined in February 2024 and 2023, respectively, except for Mr. Gamba in 2023. Mr. Gamba’s annualized 2023 salary was established in connection with him joining Northern Trust effective April 3, 2023.

4	2025 Proxy Statement | Northern Trust Corporation

PROXY SUMMARY

(2) Represents the total cash and equity incentive awards received by the applicable named executive officer in February 2025 for the 2024 performance year and February 2024 for the 2023 performance year, respectively. With respect to Mr. O’Grady, 2024 incentive compensation includes the application of negative discretion in accordance with Mr. O’Grady’s request as discussed further in the 2024 Compensation Outcomes section, beginning on page 35.

2024 OVERALL PAY MIX

Consistent with our pay for performance philosophy, the pay mix for our CEO and each of our other named executive officers heavily emphasizes incentive compensation. Our long-term incentive mix further emphasizes performance-based pay, with 65% of the long-term incentives being awarded in performance stock units earned based on performance over a three-year period, and 35% being awarded in restricted stock units which vest ratably over a four-year period.

2025 Proxy Statement | Northern Trust Corporation	5

PROXY SUMMARY

BOARD OF DIRECTORS NOMINEES

		Committees of the Board						Other Public Company or Investment Company Boards
Director	Age	Audit	Business Risk	Capital Governance	Corporate Governance	Executive	Human Capital and Compensation

Susan Crown Independent Director Since 1997	66				✓		✓	1

Chandra Dhandapani Independent Director Since 2024	57		✓					0

Dean M. Harrison Independent Director Since 2015	70	✓	C*			✓		0

Jay L. Henderson Lead Director / Independent Director Since 2016	69	C	✓	✓	✓	✓	✓	2

Marcy S. Klevorn Independent Director Since 2019	65	✓	✓*					2

Siddharth N. “Bobby” Mehta Independent Director Since 2019	66		✓*	✓				2

Robert E. Moritz Independent Director Since 2025	61	✓						1

Michael G. O’Grady Chairman and Chief Executive Officer Director Since 2017	59					C		1

Richard M. Petrino Independent Director Since 2025	57	✓						0

Martin P. Slark Independent Director Since 2011	70						✓	1

David H. B. Smith, Jr. Independent Director Since 2010	58	✓		C		✓		1

Donald Thompson Independent Director Since 2015	61			✓		✓	C	1

Charles A. Tribbett III Independent Director Since 2005	69				✓		✓	0

C - Chair    ✓ - Member    * - Member of Cybersecurity Risk Oversight Subcommittee chaired by Ms. Klevorn

6	2025 Proxy Statement | Northern Trust Corporation

PROXY SUMMARY

GOVERNANCE HIGHLIGHTS

What We Do	What We Do Not Do

✓   Majority Independent Directors

✓   Engaged Lead Director

✓   Proxy Access Rights

✓   Stockholder Right to Call Special Meetings

✓   Frequent Executive Sessions for Independent Directors

✓   Annual Strategic Planning Meeting with Board and Executive Officers

✓   Regular Rotations of Committee Chairs

✓   Regular Reviews of Governance Documents

✓   Annual Board Self-Evaluations with Periodic Engagement of Independent Third Party

✗ Plurality Voting in Uncontested Director Elections ✗ Staggered Board ✗ Poison Pill ✗ Supermajority Voting Requirements ✗ Overboarding of Directors

EXECUTIVE COMPENSATION HIGHLIGHTS

What We Do	What We Do Not Do

✓   Closely align pay and performance, with the Human Capital and Compensation Committee validating this alignment annually

✓   Ensure performance-based compensation comprises the most significant portion of incentive compensation, with 65% of long-term incentives being awarded in performance stock units based on performance over a three-year period

✓   Subject short- and long-term incentive awards to potential forfeiture or clawback in the event of misconduct resulting in a restatement of our financial statements and certain other types of misconduct

✓   Ensure our executives meet robust stock ownership guidelines, including holding requirements for any executive below the stock ownership guidelines

✓   Use an independent compensation consultant to advise the Human Capital and Compensation Committee

✓   Ensure overlapping membership between the Human Capital and Compensation Committee and our Audit and Business Risk Committees

✗   Excise tax gross-ups for executive change in control arrangements

✗   Single-trigger change in control benefits

✗   Short selling, margining, hedging, pledging or hypothecating company shares permitted under our Securities Transactions Policy

✗   Compensation plans that encourage excessive risk-taking

✗   Excessive perquisites

✗   Repricing of underwater options

✗   Dividend equivalents distributed on unvested performance or restricted stock unit awards

IMPORTANT DATES FOR 2026 ANNUAL MEETING

Stockholder Submission		Window for Submission

Proposals for inclusion in the proxy statement	g	On or before November 12, 2025

Other proposals (not included in the proxy statement)	g	Between November 23, 2025 and December 23, 2025

Director nomination under proxy access provisions	g	Between October 13, 2025 and November 12, 2025

Notification of intent to solicit proxies in support of director nominees other than the Corporation’s nominees	g	On or before February 21, 2026

2025 Proxy Statement | Northern Trust Corporation	7

ITEM 1—ELECTION OF DIRECTORS

Stockholders will be asked to elect thirteen directors at the Annual Meeting. Each of the thirteen nominees is currently serving as a director of the Corporation and its principal subsidiary, the Bank. One of our current directors, Linda Walker Bynoe, will not be standing for re-election, as she will be retiring from service as a director of the Corporation effective upon the conclusion of her current term at the Annual Meeting. Ms. Bynoe has served as member of the Board since 2006.

Each of the thirteen director nominees has consented to serve as a director if elected at the Annual Meeting. Each nominee elected as a director will serve until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified. If any nominee is unable to serve as a director at the time of the Annual Meeting, your proxy may be voted for the election of another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the Annual Meeting.

As discussed further under “Corporate Governance—Director Nominations and Qualifications and Proxy Access,” in evaluating director nominees, the Corporate Governance Committee considers a variety of factors, including relevant business and industry experience, professional background, age, current employment, community service, and other board service. Accordingly, the thirteen director nominees possess a wide variety of experience, qualifications, and skills, which equip the Board with the collective expertise to perform its oversight function effectively. Each of the candidates also has a reputation for, and long record of, integrity and good business judgment; has experience in leadership positions with a high degree of responsibility; is free from conflicts of interest that could interfere with his or her duties to the Corporation and its stockholders; and is willing and able to make the necessary commitment of time and attention required for effective Board service.

Further information with respect to the nominees for election to the Board at the Annual Meeting, including a summary of certain key skills, experience, and demographic background information, is set forth on the following pages.

The Board unanimously recommends that you vote FOR the election of each nominee.

8	2025 Proxy Statement | Northern Trust Corporation

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

Biographical Information

The following information about the nominees for election to the Board at the Annual Meeting is as of the date of this Proxy Statement, unless otherwise indicated.

SUSAN CROWN

Independent Director
Director Since: 1997 Age: 66 Board Committees ● Corporate Governance ● Human Capital and Compensation

Professional Experience

●   Owl Creek Partners, LLC (private equity firm)

¡   Chairman and Chief Executive Officer, since 2010

●   Susan Crown Exchange Inc. (social investment organization)

¡   Chairman and Founder, since 2009

●   Henry Crown and Company (company with diversified investments)

¡   Vice President, 1984 to 2015

Current Public and/or Investment Company Directorships

●   Illinois Tool Works Inc., since 1994

Qualifications

The Board concluded that Ms. Crown should serve as a director based on her leadership, risk oversight, governance, and corporate responsibility experience developed through service at various large organizations, both commercial and nonprofit, including as Chair of the Board of Trustees at Rush University Medical Center and the Rush University System for Health.

CHANDRA DHANDAPANI

Independent Director
Director Since: 2024 Age: 57 Board Committees ● Business Risk

Professional Experience

●   Magnit, LLC (global contingent workforce management company)

¡   Chief Executive Officer, since November 2024

●   CBRE Group, Inc. (global commercial real estate services and investment company)

¡   Senior Advisor, April 2024 to September 2024

¡   Chief Executive Officer of Global Workplace Solutions, 2022 to April 2024

¡   Chief Transformation Officer and Chief Operating Officer of Global Workplace Solutions, 2021 to 2022

¡   Chief Administrative Officer, 2020 to 2021

¡   Chief Digital & Technology Officer, 2016 to 2020

Other Recent Public and/or Investment Company Directorships

●   On Deck Capital, 2018 to 2020

Qualifications

The Board concluded that Ms. Dhandapani should serve as a director based on her extensive technology, management and financial industry experience.

2025 Proxy Statement | Northern Trust Corporation	9

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

DEAN M. HARRISON

Independent Director
Director Since: 2015 Age: 70 Board Committees ● Audit ● Business Risk (Chair)* ● Executive * Also a member of the Cybersecurity Risk Oversight Subcommittee

Professional Experience

●   Northwestern Memorial HealthCare (the primary teaching affiliate of Northwestern University Feinberg School of Medicine and parent corporation of Northwestern Memorial Hospital)

¡   Executive Chairman, 2023

¡   President and Chief Executive Officer, 2006 to 2022

Qualifications

The Board concluded that Mr. Harrison should serve as a director based on his extensive experience leading a large, complex organization in a highly regulated industry, including his risk oversight experience.

JAY L. HENDERSON

Lead Director / Independent Director
Director Since: 2016 Age: 69 Board Committees ● Audit (Chair) ● Business Risk ● Capital Governance ● Corporate Governance ● Executive ● Human Capital and Compensation

Professional Experience

●   PricewaterhouseCoopers LLP (professional services firm)

¡   Vice Chairman, Client Service for PricewaterhouseCoopers LLP, 2007 to 2016

¡   Managing Partner of the Greater Chicago Market, 2003 to 2013

Current Public and/or Investment Company Directorships

●   Illinois Tool Works Inc., since 2016

●   The J. M. Smucker Company, since 2016

Qualifications

The Board concluded that Mr. Henderson should serve as a director based on his extensive experience working with, and serving as a director of, various complex global organizations across multiple markets and industry sectors, as well as his leadership experience in various roles at PricewaterhouseCoopers LLP.

10	2025 Proxy Statement | Northern Trust Corporation

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

MARCY S. KLEVORN

Independent Director
Director Since: 2019 Age: 65 Board Committees ● Audit ● Business Risk* * Also Chair of the Cybersecurity Risk Oversight Subcommittee

Professional Experience

●   Ford Motor Company (global automaker)

¡   Chief Transformation Officer, 2019

¡   Executive Vice President and President, Mobility, 2017 to 2019

¡   Chief Information Officer and Group Vice President, Information Technology, 2015 to 2017

¡   Director, Office of the Chief Information Officer, 2013 to 2015

Current Public and/or Investment Company Directorships

●   Cerence, Inc., since 2023

●   Humana, Inc., since 2021

Other Recent Public and/or Investment Company Directorships

●   Pivotal Software, Inc., 2016 to 2019

Qualifications

The Board concluded that Ms. Klevorn should serve as a director based on her extensive experience with respect to the innovation and application of cutting-edge technologies.

SIDDHARTH N. “BOBBY” MEHTA

Independent Director
Director Since: 2019 Age: 66 Board Committees ● Business Risk* ● Capital Governance * Also a member of the Cybersecurity Risk Oversight Subcommittee

Professional Experience

●   TransUnion (global risk and information solutions provider)

¡   President and Chief Executive Officer, 2007 to 2012

●   HSBC Finance Corporation (owner and servicer of a portfolio of residential real estate loans) and HSBC North America Holdings, Inc. (holding company for HSBC Holdings plc’s operations in the United States)

¡   Chief Executive Officer, 2005 to 2007

Current Public and/or Investment Company Directorships

●   The Allstate Corporation, since 2014

●   Jones Lang LaSalle Incorporated, since 2019

Other Recent Public and/or Investment Company Directorships

●   TransUnion, 2007 to 2022

●   Piramal Enterprises Limited, 2013 to 2020

Qualifications

The Board concluded that Mr. Mehta should serve as a director based on his management and board experience at large, complex organizations and his experience in the financial services industry.

2025 Proxy Statement | Northern Trust Corporation	11

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

ROBERT E. MORITZ

Independent Director
Director Since: 2025 Age: 61 Board Committees ● Audit

Professional Experience

●   PricewaterhouseCoopers LLP (professional services firm)

¡   Global Chairman, PwC International, 2016 to June 2024

¡   US Chair and Senior Partner, 2009 to 2016

¡   US Assurance Leader, 2006 to 2009

¡   Managing Partner, New York Office and Metro Region, 2004 to 2006

¡   Financial Services Audit and Business Advisory Leader, 2001 to 2004

Current Public and/or Investment Company Directorships

●   Walmart Inc., since August 2024

Qualifications

The Board concluded that Mr. Moritz should serve as a director based on his global leadership experience and extensive experience with the financial services industry through various roles at PricewaterhouseCoopers LLP.

MICHAEL G. O’GRADY

Chairman and Chief Executive Officer
Director Since: 2017 Age: 59 Board Committees ● Executive (Chair)

Professional Experience

●   Northern Trust Corporation and The Northern Trust Company

¡   Chairman of the Board, since 2019

¡   Chief Executive Officer, since 2018

¡   President, since 2017

¡   President, Corporate & Institutional Services, 2014 to 2016

¡   Chief Financial Officer, 2011 to 2014

●   Bank of America Merrill Lynch

¡   Managing Director, Investment Banking Group, 2000 to 2011

Current Public and/or Investment Company Directorships

●   Abbott Laboratories, since 2023

Qualifications

The Board concluded that Mr. O’Grady should serve as a director based on his experience and ongoing responsibilities with respect to Northern Trust’s businesses.

12	2025 Proxy Statement | Northern Trust Corporation

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

RICHARD M. PETRINO

Independent Director
Director Since: 2025 Age: 57 Board Committees ● Audit

Professional Experience

American Express Company (financial services firm)

●   Chief Operating Officer, American Express National Bank, 2020 to June 2024

●   EVP, Corporate Controller and Chief Accounting Officer, 2018 to 2020

●   SVP, Chief Operational Risk Officer and Global Head of Oversight, 2016 to 2018

●   SVP, Head of Global Capital Markets (Treasury), 2014 to 2016

●   SVP, Head of Corporate Planning and Investor Relations, 2007 to 2014

Other Recent Public and/or Investment Company Directorships

●   Global Business Travel Group, 2019 to June 2024

Qualifications

The Board concluded that Mr. Petrino should serve as a director based on his significant strategic, operating, and risk management experience within the financial services industry as a former executive at American Express Company.

MARTIN P. SLARK

Independent Director
Director Since: 2011 Age: 70 Board Committees ● Human Capital and Compensation

Professional Experience

●   Molex LLC (manufacturer of electronic, electrical and fiber optic interconnection products and systems)

¡   Chief Executive Officer, 2005 to 2018

Current Public and/or Investment Company Directorships

●   Hub Group, Inc., since 1996

Qualifications

The Board concluded that Mr. Slark should serve as a director based on his experience leading a complex global corporation and his risk oversight experience as Chief Executive Officer of Molex LLC and as a director of other large, complex corporations, including Liberty Mutual Insurance Company.

2025 Proxy Statement | Northern Trust Corporation	13

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

DAVID H. B. SMITH, JR.

Independent Director
Director Since: 2010 Age: 58 Board Committees ● Audit ● Capital Governance (Chair) ● Executive

Professional Experience

●   Mutual Fund Directors Forum (nonprofit membership organization for investment company directors)

¡   Executive Vice President, Policy & Legal Affairs and General Counsel, since 2005

●   U.S. Securities and Exchange Commission

¡   Associate Director, Division of Investment Management, 2001 to 2005

Current Public and/or Investment Company Directorships

●   Illinois Tool Works Inc., since 2009

Qualifications

The Board concluded that Mr. Smith should serve as a director based on his regulatory and leadership experience in the financial industry gained from his roles at the U.S. Securities and Exchange Commission and the Mutual Fund Directors Forum. The Board also considered that Mr. Smith’s interest as a beneficiary of a trust that holds a significant amount of the Corporation’s common stock further aligns his interests with the interests of the Corporation’s stockholders.

DONALD THOMPSON

Independent Director
Director Since: 2015 Age: 61 Board Committees ● Capital Governance ● Executive ● Human Capital and Compensation (Chair)

Professional Experience

●   Cleveland Avenue, LLC (food and beverage accelerator and investment company)

¡   Founder and Chief Executive Officer, since 2015

●   McDonald’s Corporation (global foodservice retailer)

¡   President and Chief Executive Officer, 2012 to 2015

Current Public and/or Investment Company Directorships

●   Royal Caribbean Cruises Ltd., since 2015

Other Recent Public and/or Investment Company Directorships

●   Beyond Meat, Inc., 2015 to 2021

Qualifications

The Board concluded that Mr. Thompson should serve as a director based on his management and board experience at other complex global corporations.

14	2025 Proxy Statement | Northern Trust Corporation

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

CHARLES A. TRIBBETT III

Independent Director
Director Since: 2005 Age: 69 Board Committees ● Corporate Governance ● Human Capital and Compensation

Professional Experience

●   Russell Reynolds Associates (global executive recruiting firm)

¡   Vice Chairman of Board and CEO Advisory Group, since 2020

¡   Managing Director, since 1989

Qualifications

The Board concluded that Mr. Tribbett should serve as a director based on his global leadership consulting experience evaluating and identifying senior management professionals and his leadership experience at Russell Reynolds Associates.

2025 Proxy Statement | Northern Trust Corporation	15

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

16	2025 Proxy Statement | Northern Trust Corporation

BOARD AND BOARD COMMITTEE INFORMATION

Our Board currently consists of fourteen members, thirteen of which are standing for re-election. The Board has determined that each of the following thirteen current directors is independent in accordance with our independence standards, which conform with the U.S. Securities and Exchange Commission (the “SEC”) rules and the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”): Linda Walker Bynoe (who is not standing for re-election), Susan Crown, Chandra Dhandapani, Dean M. Harrison, Jay L. Henderson, Marcy S. Klevorn, Siddharth N. “Bobby” Mehta, Robert E. Moritz, Richard M. Petrino, Martin P. Slark, David H. B. Smith, Jr., Donald Thompson, and Charles A. Tribbett III.

During 2024, the Corporation’s Board held seventeen meetings. All incumbent directors during 2024 attended at least 75% of the total meetings of the Board and the committees on which they served occurring during the period in which they served. Our Corporate Governance Guidelines state that all directors are expected to attend each Annual Meeting of Stockholders. In accordance with this expectation, all of the directors then serving attended the 2024 Annual Meeting of Stockholders held on April 16, 2024.

Board Committees

The standing committees of the Board are the Audit Committee, the Business Risk Committee, the Capital Governance Committee, the Corporate Governance Committee, the Executive Committee, and the Human Capital and Compensation Committee. The Cybersecurity Risk Oversight Subcommittee assists the Business Risk Committee in discharging its oversight duties with respect to cybersecurity risk. With the exception of the Executive Committee, all standing committees and subcommittees are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately oversee the Chairman and CEO and other members of senior management. Each standing committee and subcommittee is governed by a written charter. These charters detail the duties and responsibilities of each committee and subcommittee and are available on the Corporation’s website at www.northerntrust.com.

Additional information regarding the roles, responsibilities and composition of the Board’s standing committees and subcommittees is set forth below.

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BOARD AND BOARD COMMITTEE INFORMATION

AUDIT COMMITTEE
MEMBERS Jay L. Henderson (Chair) Linda Walker Bynoe Dean M. Harrison Marcy S. Klevorn Robert E. Moritz Richard M. Petrino David H. B. Smith, Jr.	KEY RESPONSIBILITIES / AREAS OF OVERSIGHT

The Audit Committee assists the Board in its oversight of:

●  the integrity of the Corporation’s consolidated annual and quarterly financial statements and earnings releases;

●   the Corporation’s compliance with accounting, legal, and regulatory requirements;

●   the qualifications and independence of the Corporation’s public accountants; and

●   the performance of the Corporation’s internal audit function and public accountants.

The Board has determined that all members of the Audit Committee are independent under SEC rules and NASDAQ listing standards. The Board also has determined that all Audit Committee members have the financial experience and knowledge required for service on the Committee, and that Messrs. Harrison, Henderson, Moritz, Petrino, and Smith and Ms. Bynoe each satisfy the definition of “audit committee financial expert,” under SEC rules.

The Audit Committee met nine times in 2024.

BUSINESS RISK COMMITTEE
MEMBERS Dean M. Harrison (Chair) Chandra Dhandapani Jay L. Henderson Marcy S. Klevorn Siddharth N. “Bobby” Mehta	KEY RESPONSIBILITIES / AREAS OF OVERSIGHT

The Business Risk Committee assists the Board in its oversight of:

●   the risk management policies of the Corporation’s global operations;

●   the operation of the Corporation’s global risk management framework; and

●   management’s procedures for identifying, measuring, aggregating, and reporting on:

¡   the Corporation’s risk-based capital requirements; and

¡   the risks inherent in the businesses of the Corporation and its subsidiaries in the following categories, as well as related risk themes: credit risk, market and liquidity risk, fiduciary risk, operational risk, compliance risk and strategic risk.

The Board has determined that all members of the Business Risk Committee are independent under SEC rules and NASDAQ listing standards.

The Business Risk Committee met nine times in 2024.

As noted above, the Business Risk Committee has established a Cybersecurity Risk Oversight Subcommittee to assist the Business Risk Committee with oversight of cybersecurity risk. The Subcommittee consists of the following directors: Marcy S. Klevorn (Chair), Dean M. Harrison, and Siddharth N. “Bobby” Mehta. The Cybersecurity Risk Oversight Subcommittee met seven times in 2024.

CAPITAL GOVERNANCE COMMITTEE
MEMBERS David H. B. Smith, Jr. (Chair) Jay L. Henderson Siddharth N. “Bobby” Mehta Donald Thompson	KEY RESPONSIBILITIES / AREAS OF OVERSIGHT

The Capital Governance Committee assists the Board in its oversight of the capital management and resolution planning activities of the Corporation, including:

●  the capital management assessments, forecasting, and stress-testing processes and activities of the Corporation and its subsidiaries, including with respect to the annual Comprehensive Capital Analysis and Review (“CCAR”) exercise;

●   the Corporation’s annual capital plan, including proposed capital actions;

●   the Corporation’s and the Bank’s regulatory capital ratios and capital levels; and

●   the Corporation’s and the Bank’s resolution plans.

The Board has determined that all members of the Capital Governance Committee are independent under SEC rules and NASDAQ listing standards. The Capital Governance Committee met seven times in 2024.

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CORPORATE GOVERNANCE COMMITTEE
MEMBERS Linda Walker Bynoe (Chair) Susan Crown Jay L. Henderson Charles A. Tribbett III	KEY RESPONSIBILITIES / AREAS OF OVERSIGHT

The Corporate Governance Committee assists the Board with:

●   the identification of candidates for nomination or appointment as directors;

●   the oversight of the Board’s committee structure;

●   the oversight of the annual evaluation of the Board and its committees;

●   the development of the Corporation’s Corporate Governance Guidelines;

●   the appointment of a successor in the event of the unanticipated death, disability or resignation of the Corporation’s CEO;

●   the procedures relating to stockholder communications with the Board; and

●   other sustainability matters of significance to the Corporation and its subsidiaries.

The Board has determined that all members of the Corporate Governance Committee are independent under SEC rules and NASDAQ listing standards. The Corporate Governance Committee met five times in 2024.

EXECUTIVE COMMITTEE
MEMBERS Michael G. O’Grady (Chair) Linda Walker Bynoe Dean M. Harrison Jay L. Henderson David H. B. Smith, Jr. Donald Thompson	KEY RESPONSIBILITIES / AREAS OF OVERSIGHT

The Board appoints an Executive Committee so that there will be a committee of the Board empowered to act for the Board, to the full extent permitted by law, between meetings of the Board if necessary and appropriate. In the event of a triggering event, the Executive Committee is also responsible for directing the execution of appropriate resolution and recovery plans.

The Executive Committee did not meet in 2024.

HUMAN CAPITAL AND COMPENSATION COMMITTEE
MEMBERS Donald Thompson (Chair) Susan Crown Jay L. Henderson Martin P. Slark Charles A. Tribbett III	KEY RESPONSIBILITIES / AREAS OF OVERSIGHT

The Human Capital and Compensation Committee assists the Board in its oversight of:

●  the compensation of the directors and executive officers;

●  employee benefit and equity-based plans;

●  inclusivity strategies and initiatives;

●  management development and succession planning; and

●  other human capital management matters of significance.

The Board has determined that all members of the Human Capital and Compensation Committee are independent under SEC rules and NASDAQ listing standards.

The Human Capital and Compensation Committee met six times in 2024.

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CORPORATE GOVERNANCE

Key Governance Practices

We believe that the high standards set by our governance structure provide the foundation for the strength of our business. An overview of certain key governance practices reflective of our strong governance profile is set forth below.

What We Do	What We Do Not Do

✓  Majority Independent Directors

✓  Engaged Lead Director

✓  Proxy Access Rights

✓  Stockholder Right to Call Special Meetings

✓  Frequent Executive Sessions for Independent Directors

✓   Annual Strategic Planning Meeting with Board and Executive Officers

✓  Regular Rotations of Committee Chairs

✓  Regular Reviews of Governance Documents

✓   Annual Board Self-Evaluations with Periodic Engagement of Independent Third Party

✗ Plurality Voting in Uncontested Director Elections ✗ Staggered Board ✗ Poison Pill ✗ Supermajority Voting Requirements ✗ Overboarding of Directors

Director Independence

To be considered independent, the Board must affirmatively determine that a director has no relationship with the Corporation which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Corporation’s Corporate Governance Guidelines require that a majority of the directors serving on the Board meet the criteria for “independence” under NASDAQ listing standards.

In making independence determinations, the Board considers, among all other relevant matters, the criteria for independence contained in the NASDAQ listing standards. Under these standards, the following persons shall not be considered “independent”:

●

a director who is or was an employee or executive officer of the Corporation, or whose Family Member (as defined below) is or was an executive officer of the Corporation, at any time during the past three years;

●

a director who receives or has received, or whose Family Member receives or has received, compensation from the Corporation in excess of $120,000 during any period of twelve consecutive months within the past three years, other than director and committee fees, benefits under a tax-qualified retirement plan or other forms of nondiscretionary compensation; provided, however, that compensation received by a Family Member of a director for service as an employee (other than as an executive officer) of the Corporation need not be considered in determining independence;

●

a director who is, or whose Family Member is, a current partner of the Corporation’s outside auditor, or who was a partner or employee of the Corporation’s outside auditor who worked on the Corporation’s audit at any time during any of the past three years;

●

a director of the Corporation who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Corporation serve on the compensation committee of such other entity; or

●

a director who is, or whose Family Member is, a partner in, a controlling stockholder of, or an executive officer of, any organization to which the Corporation made, or from which the Corporation received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenue for that year, other than payments arising solely from investments in the Corporation’s securities or payments under nondiscretionary charitable contribution matching programs.

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“Family Member” means a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the person’s home.

The Board has determined that each director serving during 2024 was, and each current director is, independent of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines and categorical standards, except for Mr. O’Grady, who currently serves as the Corporation’s Chairman and CEO.

In addition to the categorical standards, the Board considered that the Corporation or its subsidiaries provided financial services to each of its directors, or persons or entities affiliated with such directors, except for Ms. Dhandapani and Ms. Klevorn and Messrs. Moritz, Petrino, and Tribbett, including trust and related services, brokerage services, investment management, asset servicing, asset management, credit services, and other banking services. These transactions were undertaken in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral for loan transactions) as those prevailing at the time for comparable transactions with other persons not related to the Corporation or any affiliated entities involved in the transactions. None of these transactions involved more than the normal risk of collectability or presented other unfavorable features, and any extensions of credit to directors and executive officers of the Corporation were permitted under the provisions of Section 13(k) of the Securities Exchange Act of 1934 (the “Exchange Act”). None of these transactions or any transactions in which the Corporation or any of its subsidiaries sold or purchased products and services to or from any of the Corporation’s directors, or persons or entities affiliated with its directors, were material to the Corporation or any affiliated entities involved in the transactions. With respect to Mr. Henderson, the Board also considered the related party transaction reviewed and approved by the Audit Committee in accordance with the Corporation’s Related Person Transactions Policy described below. In each case, the Board determined that these relationships did not affect any director’s ability to exercise independent judgment in carrying out his or her responsibilities as a director.

Related Person Transactions Policy

The Board, through its Audit Committee, has adopted a written Related Person Transactions Policy to govern the review, approval, and ratification of any transaction, arrangement or relationship in which the Corporation or its subsidiaries are party, the amount involved exceeds $120,000, and in which any related persons have a direct or indirect material interest. “Related persons” means the Corporation’s directors, nominees for director, executive officers, greater than five percent beneficial owners, members of their immediate family and any person (other than a tenant or employee) sharing their household.

Any related person proposing to enter into a potential related party transaction with the Corporation or its subsidiaries must notify the Corporate Secretary of the facts and circumstances of the proposed transaction. If the Corporate Secretary finds that the transaction would constitute a related party transaction, it must be reviewed and approved or ratified by the Audit Committee or the Audit Committee Chair. In considering related person transactions, the Audit Committee or the Audit Committee Chair will consider all relevant facts and circumstances and approve only those related person transactions that are in, or otherwise not inconsistent with, the best interests of the Corporation and its subsidiaries.

Kathleen Henderson, Mr. Henderson’s daughter, has been employed by the Bank since 2005, currently serving as a Senior Vice President within the Wealth Management business of the Bank. In such role, Ms. Henderson earned compensation in excess of $120,000 in 2024, and received retirement, health and wellness benefits, all on comparable terms as those provided for other employees of the Bank. Pursuant to the Related Person Transactions Policy, our Audit Committee considers and approves Ms. Henderson’s employment on an annual basis. Mr. Henderson recuses himself from consideration of such matters.

Based on information contained in Schedule 13G filings with the SEC, The Vanguard Group, Inc. (“Vanguard”) previously reported on February 13, 2024 that it beneficially owned more than 5% of the outstanding shares of the Corporation’s common stock. In the ordinary course of business during 2024, the Bank provided and is expected to continue to provide custody, asset servicing, and brokerage services to Vanguard and its related entities and funds involving amounts in excess of $120,000. These and other routine business transactions, including extensions of credit, were entered into on an arm’s-length basis and contain customary terms and conditions. The Corporation and its subsidiaries may also, in the ordinary course, invest in Vanguard funds or other products.

Executive Sessions

The independent directors of the Corporation met in executive sessions separate from management fourteen times during 2024. The Lead Director or, in his absence, another independent director designated by the Lead Director, presides at executive sessions of the independent directors. The standing committees and subcommittees of the Board also regularly held executive sessions during 2024. These sessions were led by the respective independent committee and subcommittee Chairs.

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CORPORATE GOVERNANCE

Board Evaluations

The Board and each of its standing committees and subcommittees thoroughly evaluate their own effectiveness throughout the year. The evaluation is a multi-faceted process that includes discussions with our Lead Director, individual director input on Board and committee meeting agenda topics, executive sessions without management present, periodic input to our Chairman and CEO and other members of senior management on agenda topics and enhancements to Board and committee effectiveness, an annual formal self-evaluation overseen by the Corporate Governance Committee, and opportunities to provide candid reflection on the performance of other directors. A summary of the self-evaluation process is as follows.

Determine Format

Each year, the Committee formally considers and approves the process through which Board and committee self-evaluations are to be conducted to ensure they remain efficient and effective means by which to assess, and foster the continual enhancement of, the Board and its committees.

Conduct Evaluation

From time to time, the Committee engages with an independent third party to either inform or conduct its self-evaluation process. The most recent such engagement was in 2024 when an independent third party was engaged to conduct the self-evaluation process through a series of in-depth, one-on-one discussions with each of our directors and certain members of senior management.

Review Feedback

Each year, a summary of the results of the self-evaluation is provided to the full Board for its consideration.

Each standing committee also meets in executive session to provide an opportunity to discuss the key takeaways from the evaluation process as they may apply to such committee’s effectiveness.

Implement Feedback

In response to feedback from the evaluation process, the Board and committees work with management to improve policies and practices to enhance Board and committee effectiveness. In 2024, the Board collectively agreed to implement all recommendations identified through the self-evaluation process.

Ongoing Feedback Opportunities

In addition to the formal annual self-evaluation process, all directors are encouraged to provide feedback at any time throughout the year to further the improvement of the Board’s practices. Opportunities for such feedback are provided through one-on-one conversations with our Lead Director and regular executive sessions of the Board and each of its committees without management present, among other means.

As a result of this evaluation process, certain enhancements have been made in recent years to Board and committee composition and practices, as well as meeting materials, to further their effectiveness.

Board Leadership Structure

The current leadership structure of the Board consists of a combined Chairman and CEO position (currently Mr. O’Grady) and a separate Lead Director (currently Mr. Henderson) who is appointed annually by the Corporation’s independent directors in accordance with the Corporation’s Corporate Governance Guidelines. The Board has determined that combining the positions of Chairman and CEO is most appropriate for the Corporation at this time, as having one person serve as Chairman and CEO provides unified leadership and direction to the Corporation and strengthens the ability of the CEO to develop and implement strategic initiatives and respond effectively in crisis situations. The Board also believes that the desire for independent leadership of the Board is sufficiently achieved by the prominent role of the Lead Director.

The Lead Director’s role with respect to the Corporation is a significant one, with primary responsibilities including the following:

●	approving Board meeting schedules and agendas to ensure that there is sufficient time for discussion of all Board agenda items and overseeing the information provided to the Board;

●	calling at any time deemed necessary or advisable by the Lead Director a special meeting of the Board or a special executive session of the independent directors;

●	adding items to the agenda of any regular or special meeting of the Board deemed necessary or advisable by the Lead Director;

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●	presiding at all meetings of the Board at which the Chairman is not present;

●	presiding at all regular and any special executive sessions of the independent directors;

●	serving as a liaison between the independent directors and the Chairman and CEO;

●	conducting, by means of an interview with each director, including the Chairman and CEO, the Board’s annual self-evaluation of its performance and then providing a summary report to the Board; and

●	being available for consultation and direct communication with major stockholders.

The Board believes that Mr. Henderson’s vast business and leadership experience and his leadership roles on other public company boards of directors provide the appropriate expertise and business acumen that helps ensure strong and independent oversight and effective collaboration among the directors. Led by Mr. Henderson, the independent members of the Board met fourteen times during fiscal year 2024 in regularly scheduled executive sessions (without the presence of the Chairman and CEO) to discuss various matters related to oversight, Board affairs, and CEO performance. Using input collected from the independent members of our Board during each executive session, Mr. Henderson discusses the agenda and materials for future Board meetings with the Chairman and CEO and members of management. Mr. Henderson also frequently attended other Board subcommittee meetings of which he was not a member and was part of significant engagement and outreach efforts with all of the Corporation’s stakeholders, including investors, regulators, clients, employees, and the community in which we operate.

Taking into account the prominence of the Lead Director role at the Corporation, the Board has determined that the Corporation’s current Board leadership structure provides significant independent leadership of the Board and is most appropriate for the Corporation at this time. The Corporation has a strong independent Board, with all current directors except for Mr. O’Grady having been determined to be independent under NASDAQ listing standards and all standing committees of the Board except for the Executive Committee being composed solely of independent directors. The significant and meaningful responsibilities of the Corporation’s independent directors, together with those of the Lead Director, also foster good governance practices and provide for substantial independent oversight of critical matters related to the Corporation.

Risk Oversight

General

The Board provides oversight of risk management directly as well as through its Audit, Business Risk (including, as described below, the Cybersecurity Risk Oversight Subcommittee), Capital Governance and Human Capital and Compensation Committees. The Board approves the Corporation’s risk management framework and Corporate Risk Appetite Statement, which reflect the expectation that risk be consciously considered as part of the Corporation’s strategic decisions and in its day-to-day activities. The Corporation actively monitors employees using programs, policies, and other tools that are designed to ensure that they work within established risk frameworks and limits. The Business Risk Committee assumes primary responsibility and oversight with respect to credit risk, market and liquidity risk, fiduciary risk, operational risk, compliance risk and strategic risk. The Audit Committee provides oversight with respect to financial reporting and legal risk, while the Human Capital and Compensation Committee oversees the development and operation of the incentive compensation program of the Corporation and its subsidiaries. The Human Capital and Compensation Committee annually reviews an assessment of the effectiveness of the design and performance of the incentive compensation arrangements and practices in providing incentives that are consistent with the safety and soundness of the Corporation and its subsidiaries. This assessment includes a third-party evaluation of whether these incentive compensation arrangements and practices discourage inappropriate risk-taking behavior by participants. Pursuant to its charter, the Human Capital and Compensation Committee is required to have at least one member who is a member of the Business Risk Committee and at least one member who is a member of the Audit Committee. Among other responsibilities, the Capital Governance Committee oversees the processes and activities of the Corporation and its subsidiaries related to resolution planning and capital management assessments, forecasting and stress testing, including the annual CCAR exercise, and challenges management, as appropriate, on various elements of such processes and activities. Accordingly, the Capital Governance Committee provides oversight with respect to the linkage of the Corporation’s material risks to the capital management assessment and resolution planning processes. The charters for the Audit, Business Risk, Capital Governance and Human Capital and Compensation Committees provide that the committees may meet with the individuals who supervise day-to-day risk management responsibilities of the Corporation and other members of management, consultants or advisors, as each committee deems appropriate.

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CORPORATE GOVERNANCE

Cybersecurity and Technology Risk Management Oversight

As a financial services company entrusted with the safeguarding of sensitive information, the Board believes that a strong cybersecurity and technology risk management program is crucial to the Corporation’s success in an environment of increasing cybersecurity threats. Accordingly, the Board and the Business Risk Committee play meaningful roles with respect to the oversight of cyber and technology risk management at the Corporation. Specifically, in conjunction with its oversight of overall operational risk, the Business Risk Committee oversees management’s actions to identify, assess, mitigate and remediate material issues related to cybersecurity and technology risk; annually reviews and approves the Corporation’s cyber and technology risk management policy; and receives regular updates from management, including the CEO, Chief Information Officer, Chief Risk Officer, Head of Non-Financial Risk, Head of Cyber and Technology Risk, and Chief Information Security Officer on the Corporation’s cybersecurity and technology risk management practices and profile. The Business Risk Committee established the Cybersecurity Risk Oversight Subcommittee—which met seven times in 2024—to provide for an even deeper focus on, and governance framework around, cybersecurity risks inherent in the Corporation’s business. The Board also plays a role with respect to the oversight of such risks, meeting periodically with management and third-party experts to discuss its role in crisis management, receive relevant industry updates, and review tabletop exercises designed to evaluate the Corporation’s cybersecurity event management capabilities.

For a further description of the risk management policies and practices of the Corporation’s Board and management, including those related to cybersecurity and technology risk management, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Management” and “Cybersecurity,” respectively, in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024.

Corporate Governance Guidelines

The Corporation has had Corporate Governance Guidelines in place since 2000. The Corporate Governance Committee reviews and reassesses the adequacy of the Corporate Governance Guidelines at least annually and recommends any changes to the Board for approval. The Corporation’s Corporate Governance Guidelines embody many of the Corporation’s long-standing practices and incorporate policies and procedures that strengthen its commitment to corporate governance best practices. A copy of the Corporate Governance Guidelines is available on the Corporation’s website at www.northerntrust.com.

Code of Business Conduct and Ethics

The Board of the Corporation has adopted a Code of Business Conduct and Ethics to:

●	promote honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest;

●	promote full, fair, accurate, timely and understandable public disclosure about the Corporation;

●	promote compliance with applicable laws and governmental rules, codes and regulations wherever the Corporation does business;

●	ensure the protection of the Corporation’s legitimate business interests; and

●	deter wrongdoing.

The Code of Business Conduct and Ethics satisfies applicable SEC and NASDAQ requirements and applies to all directors, officers (including the Corporation’s principal executive officer, principal financial officer and principal accounting officer) and employees of the Corporation and its subsidiaries. The Corporation intends to disclose any amendments to, or waivers from, the Code of Business Conduct and Ethics for directors and executive officers by posting such information on its website. A copy of the Code of Business Conduct and Ethics is available on the Corporation’s website at www.northerntrust.com.

Director Nominations and Qualifications and Proxy Access

The Corporate Governance Committee is responsible for considering, evaluating, and recommending candidates for director. The Committee will consider persons nominated by stockholders in accordance with the nomination procedures specified in the Corporation’s By-laws and described further under “Stockholder Proposals for 2026 Annual Meeting” on page 79. Stockholders also may recommend candidates for director by following the procedures for communicating with directors described below under “Communications with the Board and Independent Directors.”

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In its evaluation of director candidates, including persons recommended by stockholders, the Corporate Governance Committee considers the factors specified in the Corporation’s Corporate Governance Guidelines to ensure the Board has a diversity of perspectives and backgrounds, including the nature of the expertise and experience required for the performance of the duties of a director of a corporation engaged in the Corporation’s business and such matters as relevant business and industry experience, professional background, age, current employment, community service and other board service. The Committee seeks to identify as candidates for director persons with a reputation for, and record of, integrity and good business judgment who: (i) have experience in positions with a high degree of responsibility and are leaders in the organizations with which they are affiliated; (ii) are free from conflicts of interest that could interfere with a director’s duties to the Corporation and its stockholders; and (iii) are willing and able to make the necessary commitment of time and attention required for effective Board service. The Committee also takes into account a candidate’s level of financial literacy, and monitors the mix of skills and experience of the directors in order to ensure the Board has the necessary collective expertise to perform its oversight function effectively. Following its evaluation process, the Committee recommends director nominees to the full Board, and the Board makes the final determination of director nominees based on its consideration of the Committee’s recommendation.

The Corporation’s By-laws also include a proxy access right, providing eligible stockholders the right to include, along with the candidates nominated by the Board, their own nominees for election to the Board in the Corporation’s proxy materials. This proxy access right permits any stockholder, or group of up to 20 stockholders, who has maintained continuous qualifying ownership of 3% or more of the Corporation’s outstanding common stock for at least the previous three years, and continues to own the required common stock through the date of the applicable annual meeting, to include in the Corporation’s proxy materials such stockholder’s own nominees for election to the Board constituting up to the greater of two individuals or 20% of the total number of directors, provided that such stockholder and its nominees satisfy the requirements specified in the Corporation’s By-laws.

Stockholder Engagement

The Corporation recognizes the importance of engaging with stockholders and other key constituents on a regular basis. Open and constructive dialogue with stakeholders helps further their understanding of our strategies and performance, and allows us to receive direct feedback on the issues that are important to them. We share this feedback with our management team and Board to deepen their understanding of stockholder and other stakeholder perspectives.

Accordingly, it is the Corporation’s long-standing practice to engage proactively and routinely with a wide range of stakeholders throughout the year, including stockholders, fixed income investors, credit rating agencies, sustainability rating firms, proxy advisory firms, and prospective investors. This practice continued in 2024, with our CEO, CFO, other members of senior management, and members of the Board engaging with stockholders representing approximately 50% of our outstanding shares. Topics discussed included business strategy and performance, corporate governance, executive compensation, and sustainability. Outreach efforts were accomplished through roadshows, individual meetings, and calls, and attendance at analyst and industry conferences. We value our stockholder engagement and intend to proactively seek and consider input on an ongoing basis.

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CORPORATE GOVERNANCE

Who We Engage	How We Engage	Who Participates

● Institutional investors ● Sell-side analysts ● Retail stockholders ● Pension funds ● Bondholders ● Proxy advisory firms ● Credit rating agencies ● Sustainability rating agencies ● Stewardship teams	● One-on-one and group meetings, in-person and virtually ● Quarterly earnings calls ● Industry and sell-side events ● Proactive outreach ● Written and electronic communications	● Executive management ● Investor relations team ● Senior leadership ● Board members ● Subject matter experts
Key Topics of Engagement
● Overall business strategy
● Current business conditions

● Financial performance

● Business continuity and operational resilience

● Sustainability, corporate citizenship, and social impact

● Corporate governance and executive compensation practices

● Human capital management

Key Engagement Resources
● Quarterly earnings ● Annual meeting ● Annual proxy statement ● Annual report ● Other SEC filings	● Northern Trust’s website ● Sustainability report ● Public events and presentations ● Disclosures to various ratings assessors

Engagement by the Numbers (2024)
~490 Investor Interactions	~150 Investor Meetings Hosted	~100 Investor Interactions with C-Suite
~50% Common Stock Outstanding Engaged

~110 Investment Firms Engaged	12+ Meetings with Rating Agencies

Human Capital Management

The success of our company relies heavily on the strength of the people we employ. Attracting, engaging, developing and retaining Northern Trust talent is critical. We invest in our employees holistically to continually build a strong pipeline of future leaders and enable internal professional advancement. The overview below outlines Northern Trust’s human capital objectives—talent management and total rewards.

The Employee Experience

We elevate the employee experience from recruitment to retirement by investing in three core areas: professional development, rewarding performance, and strengthening workforce and operational resiliency. By fostering an environment where our employees thrive, we ensure that our workforce is fully engaged, motivated, celebrated, and equipped to drive our strategy.

To support this effort, we continue to invest in our Human Capital Management System to streamline manual processes and enable dynamic workforce analytics, helping managers make informed decisions and gain insights into their teams.

Our culture influences how we behave as an organization and unites us across businesses, geographies, and functions. Embedded in our culture are five behaviors to help us deliver on our strategic objectives: relentlessly client-centric, constantly managing risk, respectfully candid, intentionally inclusive, and always accountable.

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Professional Development

From internships to executive development, our goal is to help our employees excel in their current roles and acquire new skills for future growth. Through Northern Trust University, we deliver comprehensive professional and functional training programs designed to equip our employees at every stage of their careers. Our performance management practices promote high performance across the company and are aligned to our strategy from goal-setting to evaluation. We provide comprehensive manager training on performance differentiation and application to our performance ratings scale to foster transparent feedback and continuous improvement.

Rewarding Performance

We believe that recognizing and rewarding the contributions of our employees is critical to their continued success. We have a variety of awards and recognition programs tailored to different opportunities and achievements. Our in-person celebrations, such as our Quarter Century Club, which honors our long-tenured employees, and the Chairman’s Awards, which recognize outstanding individual and team achievements, reinforce performance and appreciation.

We ensure our employees are compensated fairly by aligning their total compensation with market competitive pay for their roles, experience, and performance. Our total compensation includes base salaries, performance-linked incentive compensation, and comprehensive benefits designed to meet the needs of our employees and their families.

Workforce & Operational Resiliency

Our operating model is designed to reinforce the strength of our control framework, foster enterprise change management, provide robust governance and oversight, accelerate scalable growth, and leverage and develop our talent. To align with our strategy and position the Corporation for future success, new leaders are appointed from our internal talent pool as well as recruited externally to bring in new skills and expertise.

Planning for leadership resiliency is a core component of our talent strategy. We identify and develop leaders with the necessary skills to execute business strategies and have documented succession plans for leadership resiliency roles.

Our well-being programs support employees and help maintain an inclusive and resilient environment. Through these programs, we enhance employee engagement, reduce workforce risks, and build an adaptive, high-performing culture.

In 2024, over 88% of our employees participated in the annual Employee Engagement Survey which is a crucial tool for understanding and meeting the needs of our employees and driving engagement and retention. The survey results are reviewed by the Board and discussed in leadership meetings, reflecting our dedication to continuous improvement.

Embedded in our engagement survey is an inclusion index which is a gauge to understand our employees’ sense of belonging and their ability to contribute to the success of the firm. We are committed to fostering an inclusive workplace that aligns with the Corporation’s mission, values, goals, business practices, and all applicable laws.

Sustainability

Northern Trust incorporates fundamental sustainability considerations into how we operate as a corporation, as a financial steward for our clients, and as a participant in broader society. This represents a natural extension of our principles-based legacy of client-centricity, deep expertise, and commitment to integrity.

We are committed to transparent disclosure of our sustainability practices. Since 2010, we have published an annual sustainability report using the Global Reporting Initiative (“GRI”) standards. In addition, for more than a decade, we have published an annual greenhouse gas emissions statement. In 2024 we incorporated the European Union Non-Financial Reporting Directive disclosures into our reporting and completed our first double materiality assessment. In addition to the Chief Sustainability Officer, and Chief Climate and Sustainability Risk Officer, we’ve added a Sustainability Controller to ensure effective oversight over certain of our sustainability-related disclosures.

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CORPORATE GOVERNANCE

Sustainability Governance Structure

Our Board and its committees engage in active oversight of sustainability and other environmental, human/social and governance matters of significance to the Corporation and its subsidiaries. The Human Capital and Compensation Committee provides oversight of talent management and inclusion practices. The Business Risk Committee provides oversight of certain financial and operational risks associated with climate change and other environmental risk factors through its oversight of the Corporation’s global risk management framework and risk management policies. The Corporate Governance Committee provides oversight over a variety of matters relating to corporate governance, human rights, community development, philanthropy and civic activities, and sustainability. Finally, the Audit Committee provides oversight over accounting and financial reporting processes and management’s operation of disclosure controls.

Sustainability Governance Structure

Board
Executive Leadership
Head of Corporate Sustainability, Inclusion and Social Impact
Enterprise Sustainability Committee

Our Head of Corporate Sustainability, Inclusion and Social Impact, who reports directly to our Chairman and CEO, is responsible for the design and implementation of our enterprise sustainability strategy and also chairs the Enterprise Sustainability Committee, a group of senior employees who enable the implementation and execution of Northern Trust’s sustainability strategy as it relates to the most material topics for the organization’s long-term value.

Sustainability Achievements

Advancing Sustainability

In 2021, we announced our commitment to achieve net-zero carbon emissions for our business operations by 2050, which means we are focused on permanently reducing greenhouse gas emissions directly linked to our operations to as close to zero as possible and neutralizing any unabated emissions, as we continue to evaluate and reduce our impact on the environment while on the journey to net-zero. Other actions demonstrating our commitment to advancing sustainability include:

●

Our sustainability reporting, which this year included the inaugural alignment to the EU Non-Financial Reporting Disclosure, the continued release of the Task Force on Climate-Related Financial Disclosures (“TCFD”) report through our Asset Management business, and which has also included disclosure alignment to Sustainability Accounting Standards Board (“SASB”) standards, in addition to our disclosures aligned to the GRI standards and greenhouse gas emissions statements that we have published annually for more than a decade;

●

Embedding additional climate-related training into the Sustainability Learning Hub, our internal resource providing curated courses and materials for our employees to learn more about sustainability, increasing regulatory expectations in this area and the role Northern Trust plays towards building a more sustainable future for our stakeholders;

●	Completing our first Communication on Progress aligned to the UN Global Compact; and

●	Our governance and oversight practices and controls around our sustainability reporting processes.

Championing Social Impact

Northern Trust has a long-standing history of community investment and engagement through strategic investments, philanthropic contributions and volunteer service. In 2024, we provided nearly $84 million in philanthropic support to community-based organizations around the world. In addition to our charitable giving, we are also champions of social impact investing. In 2024, we committed nearly $240 million in community development investments to support affordable housing, education and social services, job creation and wealth creation. The Bank received an “outstanding” CRA rating from the Federal Reserve Board of Chicago in its most recent examination which evaluates banks on their commitment to make capital available for low- to moderate-income neighborhoods, families, and individuals. Our long track record of “outstanding” CRA ratings has allowed us to build and maintain strong private-public partnerships with communities and clients throughout the U.S. Combined with our philanthropic and volunteer efforts, we continue to be deeply committed to inclusive social and economic development for all.

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CORPORATE GOVERNANCE

For more information regarding our sustainability activities—including our focus on inclusivity; community engagement; environmental impact; and sustainable products and services—see “Helpful Resources—Sustainability” on page 86.
Communications with the Board and Independent Directors
Stockholders and other interested persons may communicate with any of the Corporation’s directors, including the Lead Director or the independent directors as a group, by writing a letter addressed to the applicable director(s), c/o Northern Trust Corporation, 50 South La Salle Street,
M-9,
Chicago, Illinois 60603, Attention: Corporate Secretary. Any stockholder or other interested person who has a particular concern regarding accounting, internal accounting controls, or other audit matters that he or she wishes to bring to the attention of the Audit Committee may communicate those concerns to the Audit Committee or its Chair using the address indicated above. The Corporation’s Corporate Secretary will review and forward communications to the appropriate member or members of the Board. The Corporate Secretary need not forward or retain any communications determined to be mass mailings, routine solicitations for business or contributions, or communications determined not to be relevant to the performance of the duties of the Board.
Securities Transactions Policy and Policy Against Hedging
The Company has adopted a Securities Transactions
Policy
that prohibits directors, employees, including our named executive officers, and certain of their family members from purchasing or selling any type of security, whether issued by us or another company, while such persons are aware of material nonpublic information relating to the issuer of the security and from providing such material nonpublic information to any person who may trade while aware of such information. This policy also prohibits directors, employees, and certain of their family members from (i) engaging in short selling, margining, pledging or hypothecating the Corporation’s securities; (ii) trading in options, warrants, puts, calls, as well as derivatives such as swaps, forwards, futures or similar instruments on the Corporation’s securities; and (iii) engaging in any other transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of a Northern Trust equity security. We believe our Securities Transactions Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and NASDAQ listing standards. A copy of our Securities Transactions Policy was filed as Exhibit 19 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.

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ITEM 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, and the rules and regulations promulgated thereunder by the SEC, the Corporation is required to include in this Proxy Statement a separate resolution, subject to an advisory vote, to approve the compensation of our named executive officers as disclosed in this Proxy Statement (commonly referred to as a “Say-on-Pay” advisory vote). In a nonbinding, advisory vote on the frequency of Say-on-Pay votes held at our 2024 Annual Meeting of Stockholders, stockholders voted in favor of conducting Say-on-Pay votes annually. In light of this result, and other factors considered by the Board, the Corporation will continue to hold Say-on-Pay votes on an annual basis. Accordingly, the Board is requesting that stockholders vote FOR approval of the following resolution:

“Resolved, that the compensation paid to the Corporation’s named executive officers, as disclosed in its Proxy Statement dated March 12, 2025, pursuant to Item 402 of Regulation S-K of the Exchange Act, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding on the Corporation. Although the vote is nonbinding, the Board and the Human Capital and Compensation Committee value the opinions of our stockholders and, consistent with past practice, will consider the outcome of the vote when determining compensation policies and making future compensation decisions for our named executive officers.

The Corporation’s executive compensation program and the framework used in evaluating and making 2024 compensation decisions for our named executive officers are described in the Compensation Discussion and Analysis that begins on page 31 of this Proxy Statement.

The Board unanimously recommends that you vote FOR this proposal.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Named Executive Officers

This Compensation Discussion and Analysis describes how we compensate our executives, including our 2024 named executive officers, which include:

●	Michael G. O’Grady – Chairman and Chief Executive Officer

●	David W. Fox, Jr. – Chief Financial Officer (as of October 1, 2024)

●	Jason J. Tyler – President, Wealth Management (as of October 1, 2024; previously Chief Financial Officer)

●	Peter B. Cherecwich – Chief Operating Officer (as of October 1, 2024; previously President, Asset Servicing)

●	Steven L. Fradkin – Vice Chairman (as of October 1, 2024; previously President, Wealth Management)

●	Daniel E. Gamba – President, Asset Management

Changes to Our Incentive Compensation Structure

The Human Capital and Compensation Committee worked with management and its independent consultant to conduct a thorough review of our executive compensation programs and enhance the structure of our incentive compensation program in 2024. Following this review, the Committee approved a new structure designed to ensure our executive incentive compensation program:

●	Aligns with our One Northern Trust strategy;

●	Drives performance, including accountability for corporate and individual results;

●	Balances financial performance and strategic achievement, inclusive of strengthening resiliency and managing risk;

●	Supports stockholder value creation;

●	Enhances alignment with market practices; and

●	Provides enhanced transparency and clarity of how the Committee determines incentive compensation awards.

Our new structure adopts balanced scorecards, a widely recognized industry approach, tailored to align with Northern Trust’s strategic objectives. This method evaluates and rewards the performance of senior leaders by balancing financial performance, and strategic achievement, inclusive of strengthening resiliency and managing risk, ensuring that senior management operates in alignment with company objectives and stakeholder expectations, with clear evidence of outcomes. By implementing a transparent and measurable balanced scorecard and role-specific target incentives, Northern Trust promotes sustainable results while incorporating risk management and enhancing stockholder value. Incentives continue to be delivered through a combination of long-term equity awards and cash incentives. For the performance year 2024, the balanced scorecard and role-specific target incentive were adopted for the Chairman and CEO, with a commitment to extend this approach to all other named executive officers for the 2025 performance year.

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COMPENSATION DISCUSSION AND ANALYSIS

In determining compensation for our named executive officers, the Human Capital and Compensation Committee (and, in the case of the Chairman and CEO, the full Board), takes into account both the overall performance of the Corporation, as well as individual performance.

Corporate Performance	Individual Performance	Compensation Decisions

Financial Metrics ● Growth ● Profitability/Productivity ● Returns Strategic Achievement ● Optimize Growth ● Strengthen Resiliency & Manage Risk ● Drive Productivity

Named Executive Officers ● “What” ¡ Financial Metrics ¡ Strategic Achievement ● “How” ¡ Culture Behaviors ¡ Talent Management

CEO

●  ≥ 75% of incentive compensation in long-term equity*

●  ≤ 25% of incentive compensation in cash

Other Named Executive Officers

●  ≥ 70% of incentive compensation in long-term equity*

●  ≤ 30% of incentive compensation in cash

*  Long-term equity awards consist of 65% performance stock units and
35% restricted stock units

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Performance Summary

2024 Financial Metric Highlights

Key highlights with respect to our financial performance(1):

We achieved these financial results while continuing to maintain strong capital ratios, with all ratios exceeding those required for classification as “well capitalized” under federal bank regulatory capital requirements.

(1) 2024 included a net realized pretax gain of $879.9 million related to our participation in an exchange offer related to shares of a class of Visa, Inc. common stock, among certain other notable items. For additional detail regarding the Corporation’s financial performance, please see the Corporation’s Annual Report on Form 10-K for each year presented and the consolidated financial statements included therein.

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COMPENSATION DISCUSSION AND ANALYSIS

2024 Strategic Achievement Highlights

Optimize Growth

●

Our Wealth Management business improved its organic growth trajectory, led by Global Family Office, and expanded its prospect pipeline through investment in its salesforce. The business also was named the “Best Private Bank in North America for Ultra-High Net Worth Clients” and the “Best Private Bank in the U.S.” by publications of the Financial Times Group.

●

Our Asset Servicing business expanded its market share among global asset owners, grew its capital markets business meaningfully, and drove more profitable organic growth. Our Asset Servicing business was also awarded “Best Outsourced Service Provider” for outsourced trading by Waters Technology and “Best Global Custodian” for asset owners at the 2024 Asian Investor Asset Management Awards.

●	Our Asset Management business strengthened its core solutions offerings, attracted top talent within investments and product, generated positive net flows, and improved its organic growth trajectory.

Drive Productivity

●	We laid the foundation to scale automation and accelerate artificial intelligence tools, and implemented a new operating model and organizational structure.

●	We structured and launched our One Northern Trust unified go-to-market strategy and deepened client relationships through the delivery of holistic solutions.

Strengthen Resiliency and Manage Risk

●	We continued our significant focus on, and investment in, enhancing risk management and controls across the enterprise.

●	We improved reliability and security of mission critical applications and our continued work to fortify cyber resiliency in a dynamic risk environment.

●

We demonstrated resilience while operating in an environment of increased geopolitical, macroeconomic, and other risks, with a focus on continued delivery of a high level of service to meet our clients’ needs.

●	We maintained the robustness of our regulatory capital ratios, with our Common Equity Tier 1 ratio at 12.4% as of December 31, 2024.

●	We maintained a steadfast commitment to a culture of risk awareness, good conduct, accountability, and respect for regulatory compliance.

Named Executive Officer Individual Performance Considerations

In determining the incentive compensation for our named executive officers for 2024, the Human Capital and Compensation Committee evaluated, among other considerations, each named executive officer’s individual performance, consisting of:

●	“What” - Financial Metrics and Strategic Achievement; and

●	“How” - Culture Behaviors and Talent Management

Individual named executive officer performance is reviewed in the section titled “2024 Compensation Design and Decisions—2024 Individual Performance Considerations” beginning on page 43.

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COMPENSATION DISCUSSION AND ANALYSIS

2024 Compensation Outcomes

In 2024, the Board, in consultation with an independent consultant, approved a target incentive for Mr. O’Grady in his role as Chairman and CEO. This target reflects Northern Trust’s size, complexity, business model, and the potential impact Mr. O’Grady can have on the organization. Following a review of peer CEO pay levels, the Board established Mr. O’Grady’s target total incentive for 2024 at $10.5 million, with a cap on the incentive set at 150% of the target. As previously noted, other named executive officers will move to an incentive target structure for performance year 2025.

As detailed in this Compensation Discussion and Analysis, in determining Mr. O’Grady’s pay outcome for performance year 2024 in January 2025, the Board recognized the significant progress made by the Corporation in terms of financial, strategic, and risk objectives but acknowledged need for further progress. Based on this evaluation, the Committee concluded that corporate performance was at 88% of target. Mr. O’Grady’s individual performance was assessed at 95% of target, reflecting strong leadership in driving progress despite overall results falling short of expectations. Under the new CEO incentive framework, which allocates 80% to corporate performance and 20% to individual performance, Mr. O’Grady’s calculated performance outcome was 89% of target.

Based on the previously set incentive compensation target, 89% performance outcome would have resulted in a total incentive of $9.345 million, or total direct compensation of $10.345 million, for Mr. O’Grady. However, Mr. O’Grady requested that his total compensation for the 2024 performance year be reduced to better align with the year-over-year experience of Northern Trust’s employees. The Committee considered this request and decided to award Mr. O’Grady incentive compensation of $8.2 million, resulting in total direct compensation of $9.2 million, equal to his 2023 compensation. This one-time action was taken with the Board’s strong confidence in Mr. O’Grady’s leadership and commitment to the principles of service, expertise, and integrity.

The Committee also determined the 2024 compensation outcomes for other named executive officers in January 2025 based on their corporate and individual performance assessments, as outlined in the table below. This table provides a comprehensive summary of each named executive officer’s total direct compensation for the 2024 and 2023 performance years with the exception of Mr. Fox, who did not serve as a named executive officer in 2023. As noted in the “Key Developments – Leadership Changes” section earlier in this Proxy Statement, several named executive officers (Messrs. Fox, Tyler, Cherecwich and Fradkin) transitioned to new roles effective October 1, 2024. Compensation decisions for 2024 were primarily driven by their respective performance in the position they held for the first three quarters of the year, with consideration given (though to a proportionally lesser degree) for contributions in the role they held in the fourth quarter.

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COMPENSATION DISCUSSION AND ANALYSIS

It should be noted that the table below is not intended to be a substitute for the Summary Compensation Table on page 57, as certain amounts in the table below are different than the amounts in the Summary Compensation Table. The most significant difference is that this table reflects long-term incentive awards granted in February 2025 and February 2024 for the 2024 and 2023 performance years, respectively, while the Summary Compensation Table provides the value of the equity awards for the year in which they were granted. This perspective may be useful in reviewing key incentive compensation decisions, as this is how the Committee considers performance and pay, with incentive compensation generally reflective of prior year’s performance.

				Long-Term Incentives
Executive	Year	Salary (1)	Short-Term Annual Cash Incentive	Performance Stock Units	Restricted Stock Units	Total Incentive Compensation (2)	Total
Michael G. O’Grady Chairman and Chief Executive Officer	2024	$1,000,000	$2,050,000	$3,997,500	$2,152,500	$8,200,000	$9,200,000
	2023	1,000,000	500,000	5,005,000	2,695,000	8,200,000	9,200,000
David W. Fox, Jr. Chief Financial Officer	2024	560,000	657,000	996,450	536,550	2,190,000	2,750,000
	2023	—	—	—	—	—	—
Jason J. Tyler President, Wealth Management (Former Chief Financial Officer)	2024	600,000	1,020,000	1,547,000	833,000	3,400,000	4,000,000
	2023	600,000	990,000	1,501,500	808,500	3,300,000	3,900,000

Peter B. Cherecwich Chief Operating Officer	2024	675,000	1,072,500	1,626,625	875,875	3,575,000	4,250,000
	2023	675,000	1,147,500	1,740,375	937,125	3,825,000	4,500,000
Steven L. Fradkin Vice Chairman	2024	675,000	1,147,500	1,740,375	937,125	3,825,000	4,500,000
	2023	675,000	1,147,500	1,740,375	937,125	3,825,000	4,500,000
Daniel E. Gamba President, Asset Management	2024	675,000	1,222,500	1,854,125	998,375	4,075,000	4,750,000
	2023	675,000	1,147,500	1,740,375	937,125	3,825,000	4,500,000

(1) Represents the applicable named executive officer’s salary, as determined in February 2024 and 2023, respectively, except Mr. Gamba in 2023. Mr. Gamba’s annualized 2023 salary was established in connection with him joining Northern Trust effective April 3, 2023.

(2) Represents the total cash and equity incentive awards received by the applicable named executive officer in early 2025 for the 2024 performance year and in early 2024 for the 2023 performance year, respectively.

Consistent with our pay for performance philosophy, the pay mix for our CEO and each of our other named executive officers heavily emphasizes incentive compensation. Our long-term incentive mix further emphasizes performance-based pay, with 65% of the long-term incentives being awarded in performance stock units earned based on performance over a three-year period, and 35% being awarded in restricted stock units which vest ratably over a four-year period.

The following shows the overall pay mix for the CEO and other named executive officers, with relevant long-term splits applied:

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance Practices

We have implemented the compensation practices summarized below to ensure that our compensation program is effective in addressing stockholder objectives.

What We Do	What We Do Not Do

✓   Closely align pay and performance, with the Human Capital and Compensation Committee validating this alignment annually

✓   Ensure performance-based compensation comprises the most significant portion of incentive compensation, with 65% of long-term incentives being awarded in performance stock units based on performance over a three-year period

✓   Subject short- and long-term incentive awards to potential forfeiture or clawback in the event of misconduct resulting in a restatement of our financial statements and certain other types of misconduct

✓   Ensure our executives meet robust stock ownership guidelines, including holding requirements for any executive below the stock ownership guidelines

✓   Use an independent compensation consultant to advise the Human Capital and Compensation Committee

✓   Ensure overlapping membership between the Human Capital and Compensation Committee and our Audit and Business Risk Committees

✗   Excise tax gross-ups for executive change in control arrangements

✗   Single-trigger change in control benefits

✗   Short selling, margining, hedging, pledging or hypothecating company shares permitted under our Securities Transactions Policy

✗   Compensation plans that encourage excessive risk-taking

✗   Excessive perquisites

✗   Repricing of underwater options

✗   Dividend equivalents distributed on unvested performance or restricted stock unit awards

2024 Advisory Vote on Executive Compensation

Our 2023 named executive officer compensation was approved on an advisory basis by our stockholders at our 2024 Annual Meeting of Stockholders. Approximately 95% of the votes present and entitled to vote at the meeting, including abstentions, supported approval of 2023 named executive officer compensation. Although such advisory votes are nonbinding, the Board reviews and thoughtfully considers the voting results when determining compensation policies and making future compensation decisions for named executive officers. Additionally, as mentioned under “Stockholder Engagement” beginning on page 25 of this Proxy Statement, it is our practice to engage proactively and routinely with stockholders throughout the year to help further their understanding of our performance and strategies and to allow us to receive direct feedback on issues relating to the Corporation.

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COMPENSATION DISCUSSION AND ANALYSIS

The decisions made by the Board and the Human Capital and Compensation Committee with respect to compensation for 2024 reflect the Board and the Committee’s belief, based on the results of the advisory votes on named executive officer compensation in recent years and our ongoing dialogue with stockholders, that our stockholders generally support our overall executive compensation program.

Looking to the future, the Board is committed to maintaining an ongoing dialogue with our stockholders to ensure we remain fully aware of stockholder expectations on our named executive officer compensation and other issues of importance to stockholders.

Guiding Principles for Executive Compensation

Our compensation philosophy enables us to attract, reward and retain talent at all levels who will contribute to our long-term success. With the goals of strong long-term financial performance and creating long-term stockholder value, our executive compensation program and compensation decisions are framed by the four guiding principles described below.

Guiding Principle	Impact on Compensation Design

Linked to Long-Term Performance

●  Performance stock units, which constitute 65% of long-term incentive compensation, are based on achievement of three-year average ROE targets on an absolute basis and our three-year average ROE relative to that of our performance peer group.

Aligned with Stockholder Interests

●  Majority of incentive compensation is delivered in long-term incentives (approximately 75% of 2024 total incentive compensation for Mr. O’Grady).

●  Executives are subject to robust stock ownership guidelines.

Positioned Competitively in the Marketplace	● Compensation levels are developed with reference to similar roles at a peer group of comparable companies.

Discourages Inappropriate Risk-Taking

●  Short- and long-term incentives are subject to potential forfeiture or clawback in the event of a restatement of our financial statements and certain types of misconduct, including inappropriate risk-taking resulting in “significant risk outcomes.”

●  Short-term cash incentive compensation awards and performance stock unit payouts are capped.

●  Human Capital and Compensation Committee can exercise negative discretion to reduce incentive compensation.

●  Compensation program balances short-term and long-term performance objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

Risk Management

A key objective of our compensation program is to ensure that the incentive compensation design does not encourage inappropriate risk-taking. We have considered our incentive compensation program in light of the guidance provided by the Board of Governors of the Federal Reserve System with respect to sound incentive compensation policies at financial institutions. We believe our compensation arrangements are consistent with our safety and soundness and appropriately aligned with our overall risk profile.

Our compensation framework supports effective risk management in multiple ways. The Human Capital and Compensation Committee considers corporate and individual risk management performance in determining incentive compensation grants. Further, at least 70% of incentive compensation awarded to named executive officers is delivered in deferred long-term incentive equity awards, with 65% of those long-term incentives provided in performance stock units. Performance stock units, which contain meaningful performance targets for named executive officers and are payable in shares if those targets are attained, discourage inappropriate risk-taking behavior because they can only be earned by attaining long-term performance goals and because the value of the award is less susceptible than stock options to short- term fluctuations in share value. All long-term incentive awards vest over a multi-year period and have an inherent risk adjustment factor based on changes in the value of our common stock. Both short-term and long-term incentive compensation arrangements for named executive officers are subject to certain forfeiture and recoupment provisions. Further information with respect to these forfeiture and recoupment provisions for our named executive officers can be found under “Other Compensation Practices—Forfeiture and Recoupment.”

The Human Capital and Compensation Committee annually reviews an assessment of the effectiveness of the design and performance of our incentive compensation arrangements and practices in providing risk-taking incentives that are consistent with the safety and soundness of the Corporation and its subsidiaries. This assessment includes a third-party evaluation of whether our incentive compensation arrangements and practices discourage inappropriate risk-taking behavior by participants. In connection with the Committee’s assessment, an annual incentive compensation risk performance review overseen by the Chief Risk Officer and, discussing such officer’s observations and assessments of risk performance for the Corporation and each of its significant businesses, is also presented to the Committee. The Committee will continue to monitor and, if necessary, revise our incentive compensation program to ensure that it continues to balance appropriately the objectives of stockholders, the needs of the business and risk concerns.

Pursuant to its charter, the Human Capital and Compensation Committee is required to have at least one member who is a member of the Business Risk Committee and at least one member who is a member of the Audit Committee. This overlap in composition is intended to ensure that compensation decisions reflect the input of the Audit and Business Risk Committees.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Elements

The table below provides a brief description of the elements of our 2024 compensation program and how each element helps address our guiding principles for executive compensation.

Element	Link to Compensation Philosophy	Rationale/Key Features

Base Salary	● Targeted at competitive levels among compensation peer group companies.	● Base salaries provide a fixed level of income consistent with a named executive officer’s position and responsibilities, competitive pay practices and internal equity principles.

Incentive Compensation

●  Total incentive funding is established based on a percentage of pre-tax income as well as several other factors, such as the quality and sustainability of our earnings, market position, and risk management, including regulatory compliance.

●  Individual awards are targeted at competitive levels among compensation peer group companies, with actual awards varying to reflect both corporate and individual performance.

●  Allocated in a mix that is predominantly equity-based (75% for the CEO and 70% for other named executive officers).

● The Human Capital and Compensation Committee determines incentive awards based on corporate and individual results along with consideration of internal equity and external market data.

Annual Cash Incentive	● Provides cash award to reward prior-year performance.	● Represents no more than 25% of incentive compensation for the CEO and 30% of incentive compensation for other named executive officers.

Performance Stock Units	● Provides deferred incentive compensation subject to future long-term performance outcomes. ● Aligned with stockholders’ interests by motivating executive officers to act as owners.	● Comprises 65% of equity compensation. ● The number of shares that will vest will be determined based on three-year average absolute and relative ROE performance.

Restricted Stock Units

●  Provides deferred incentive compensation subject to time-based vesting requirements.

●  Aligned with stockholders’ interests by motivating executive officers to act as owners and provides enhanced retention.

● Comprises 35% of equity compensation. ● Vests ratably over four years.

Retirement, Health and Welfare Benefits	● Targeted at competitive levels among peer group companies.	● Benefits are designed with broader employee populations in mind and are not specifically structured for executive officers.

Additional information with respect to each of the principal elements of our compensation program can be found beginning on page 42.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Determination Process

Role of the Board of Directors

The full Board sets the compensation of our Chairman and CEO. In determining the appropriate level of compensation for the Chairman and CEO, the Board gives substantial weight to the recommendation of the Human Capital and Compensation Committee, but retains ultimate oversight and responsibility for such compensation decisions.

Role of the Human Capital and Compensation Committee

Throughout the year, the Human Capital and Compensation Committee evaluates the effectiveness of the executive compensation program and discusses the performance of the Corporation and executives.

In January of each year, the Human Capital and Compensation Committee discusses and determines the appropriate level of compensation for each executive officer for the most recently completed performance year. The Committee determines the amount of individual compensation to be awarded to our executive officers by evaluating overall corporate performance, as well as individual executive officer performance and market compensation levels and expected trends. In doing so, the Committee focuses on each executive officer’s total direct compensation, taking into account all elements of our executive compensation program holistically rather than each compensation element individually.

For the Chairman and CEO, the Board and the Human Capital and Compensation Committee’s evaluation of overall corporate performance is based on a review of financial metrics and execution against its One Northern Trust strategy. The three pillars underpinning this strategy are: Optimize Growth, Strengthen Resiliency and Manage Risk, and Drive Productivity. The Committee’s review of financial performance focuses on comparisons of key financial indicators relative to prior year and budget performance, as well as relative to peers and relevant indices. The Committee’s review of execution against the Corporation’s strategy focus on a review of certain key performance indicators and performance against established objectives.

For all other Named Executive Officers, the Human Capital and Compensation Committee’s evaluation of individual executive officer performance is based on a review of financial, business and risk management performance, and based on each executive officer’s role and responsibilities. The Committee also evaluates each individual’s leadership- and talent-related performance. In evaluating performance, the Committee may consider additional factors—including individual performance in nonfinancial areas that are important to long-term growth and the enhancement of stockholder value—and does not assign a specific weight to any individual factor. This flexibility allows the Committee to make incentive compensation decisions that reflect, among other things, our business model and strategy, prevailing market trends, evolution in the financial and regulatory environment, and risk management objectives.

Role of the Chairman and CEO

The Chairman and CEO presents the Human Capital and Compensation Committee with recommendations on the total compensation for each of our other executive officers. These recommendations reflect considerations with respect to overall company performance, as well as performance against the past year’s individual performance expectations, including with regard to business risks and individual adherence to risk and compliance policies and procedures. The Committee gives substantial weight to the recommendations of the Chairman and CEO, but retains the ultimate oversight and responsibility to set compensation for all executive officers, except for the Chairman and CEO, whose compensation is set by the Board with consideration given to the recommendations of the Committee.

Role of Human Resources

The Human Resources function provides materials to assist the Human Capital and Compensation Committee in making executive compensation decisions, including current and historical compensation data for executive officers. Our Chief Administrative Officer, who serves as our Chief Human Resources Officer in addition to other duties, attends and participates in all Committee meetings. The Human Resources function also assists the Chairman and CEO in formulating his compensation recommendations for all other executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Role of the Human Capital and Compensation Committee’s Independent Compensation Consultant

The Human Capital and Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”), a nationally recognized executive compensation consulting firm, as its independent compensation consultant. The Committee confers with its independent compensation consultant to ensure that decisions and actions are consistent with stockholders’ long-term interests and compensation-related best practices within the financial services industry. The Committee also references market data provided by its independent compensation consultant when considering compensation for executive officers. At least one representative of the Committee’s independent compensation consultant attended all meetings of the Committee during 2024.

The Committee’s independent compensation consultant provides insights into compensation trends and market practices, presents views on the compensation proposed by the Committee and participates in Committee meeting discussions and executive sessions. The Corporation does not engage the Committee’s independent compensation consultant for additional services outside of providing executive compensation consulting to the Committee. The Committee conducted assessments of potential conflicts of interest and independence issues with respect to Meridian pursuant to applicable SEC rules and NASDAQ listing standards and no such conflicts or issues were identified.

Use of Compensation Peer Group and Market Data

To help to inform its decision-making, the Human Capital and Compensation Committee reviews peer group data regarding competitive pay levels and overall compensation program design in the marketplace. The peer group utilized by the Committee for setting compensation has historically consisted of the Corporation’s two most comparable trust and custody peers—The Bank of New York Mellon Corporation and State Street Corporation—as well as certain other banking, wealth management and asset management firms similar to the Corporation in certain respects, but not necessarily representing primary business competitors. The peer group utilized by the Committee in considering overall compensation plan design consists of a broader set of financial services firms with which the Corporation competes for business and talent. The Committee believes that the peer group best reflects our business mix, complexity and geographical footprint, as well as the various regulatory frameworks to which we are subject.

The peer group reflected below was used to assess competitive compensation when developing base salary decisions and determining the size of short-term annual cash incentive awards and long-term incentive grants made in 2024 and 2025 based on the 2023 and 2024 performance years, respectively.

Compensation Peer Group

● BlackRock, Inc.	● Truist Financial Corporation

● Fifth Third Bancorp	● T. Rowe Price Group, Inc.

● Franklin Resources, Inc.	● The Bank of New York Mellon Corporation

● KeyCorp	● The Charles Schwab Corporation

● M&T Bank Corporation	● The PNC Financial Services Group, Inc.

● State Street Corporation	● U.S. Bancorp

When making compensation decisions, the Human Capital and Compensation Committee considers how the recommended compensation levels will compare to the market for comparable positions among the peer group companies. The Committee also considers market data for comparable positions among other large financial services firms (i.e. the S&P 500 Financials Subset) as reported in industry surveys and public filings. However, the Committee recognizes that the compensation levels may vary based on our performance or specific individual circumstances, including the executive’s tenure in the role, the nature of the responsibilities of the executive, and the executive’s individual performance.

2024 Compensation Design and Decisions

Base Salary

The Human Capital and Compensation Committee believes that base salaries should provide a fixed level of annual income consistent with an executive officer’s position and responsibilities, competitive pay practices and internal equity among executive officers.

The Committee considers the following factors when determining base salaries:

●	targeted base salary levels that balance market pay practices with internal equity principles;

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COMPENSATION DISCUSSION AND ANALYSIS

●	experience and qualifications of the individual executive;

●	the executive officer’s tenure in the position or a position of similar level;

●	significant changes in assignment or scope of responsibility; and

●	individual performance over the prior year relative to established goals and expectations for the position.

No actions were taken in 2024 to increase the base salary of any of the named executive officers.

Incentive Compensation

The Human Capital and Compensation Committee takes a comprehensive incentive approach for individual compensation decisions, providing maximum financial flexibility to adjust all elements of variable compensation. Given that our total incentive is ‘at risk’ each year, the Committee views all incentive compensation vehicles as performance-based. After determining each named executive officer’s total incentive compensation, the Committee evaluates the appropriate mix of incentive compensation vehicles, including annual cash incentives, performance stock units, and restricted stock units. For the 2024 performance year, the formulaic mix of incentive compensation components for our named executive officers is significantly weighted toward long-term compensation:

●	75% of the CEO’s total incentive compensation and 70% of the total incentive compensation for other named executive officer’s is delivered through long-term equity awards.

●	65% of long-term equity awards are delivered in performance stock units, which are subject to an additional three-year performance period following the 2024 performance year.

2024 Individual Performance Considerations

Further detail with respect to individual performance considerations for each named executive officer receiving incentive compensation for the 2024 performance year is set forth on the following pages.

2025 Proxy Statement | Northern Trust Corporation	43

COMPENSATION DISCUSSION AND ANALYSIS

MICHAEL G. O’GRADY

Chairman and Chief Executive Officer
2024 TOTAL DIRECT COMPENSATION

Overview of Responsibilities and Performance Evaluation

As the Corporation’s Chairman and CEO, Mr. O’Grady is primarily responsible for leading the development and implementation of our corporate strategies; managing risk; developing our senior leaders; and embodying our guiding principles of service, expertise and integrity.

In determining Mr. O’Grady’s compensation for 2024, the Board evaluated the strong progress made by the Company relative to financial, strategic and risk objectives but acknowledged need for further progress. Based on this assessment, the Board determined that corporate performance was achieved at 88% of target. The Board determined Mr. O’Grady’s individual performance at 95% of target based on his strong leadership in driving progress. Based on the new incentive framework, which weights corporate performance at 80% and individual performance at 20%, the calculated performance outcome for the CEO was 89% of target.

As discussed earlier in this Compensation Discussion and Analysis, the Board has determined to change to a target-based program, establishing a 2024 target total incentive award opportunity of $10,500,000 for Mr. O’Grady. Under the new framework, the 89% performance outcome would have resulted in a total incentive of $9.345 million and a total compensation of $10.345 million.

Following this determination, the Committee considered a request from Mr. O’Grady that his total compensation for the 2024 performance year be reduced to align more closely with the year-over-year experience of Northern Trust’s employees. The Board considered such request and determined to award Mr. O’Grady total incentive compensation of $8.2 million, resulting in total direct compensation of $9.2 million. In taking this one-time action, the Board expressed strong confidence in Mr. O’Grady’s leadership and his commitment to our principles of service, expertise, and integrity.

	CEO 2024 Compensation Outcome	Percentage Achievement	Weighted Payout
	Corporate Performance (Weighted 80%)	88%	70%
	Individual Performance (Weighted 20%)	95%	19%
	Overall Achievement		89%

	CEO Target Total Incentive		$10,500,000
	Calculated CEO Actual Total Incentive		$9,345,000
	Negative Discretion Exercised by Committee at CEO’s Request		($1,145,000)
	Final CEO Actual Total Incentive Compensation		$8,200,000

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Factors Key performance results considered by the Committee and the Board in determining Mr. O’Grady’s compensation for 2024 are reflected below.
Performance Area		Key Performance Results
What		Financial Metrics
●

Total consolidated revenue increased to a record $8.3 billion in 2024, compared to $6.8 billion for 2023, an increase of 22%, recognizing that 2024 included a net realized pretax gain of $879.9 million related to our participation in an exchange offer related to shares of a class of Visa, Inc. common stock.

	●	Total consolidated trust, investment and other servicing fees of $4.7 billion for 2024, compared to $4.4 billion for 2023, an increase of 8%.
	●	Noninterest expense as a percentage of trust, investment and other servicing fees of 119% for 2024, compared to 121% for 2023.
	●	Pre-tax margin of 32.1% for 2024, compared to 21.6% for 2023.
	●	ROE of 17.4% for 2024, up from 10.0% for 2023, which exceeded our target range of 10% – 15%.
	●	Diluted earnings per share of $9.77 for 2024, compared to $5.08 for 2023, an increase of 92%.
Strategic Achievement
	●	Set strategic direction and drove One Northern Trust results by establishing clear goals and objectives to guide the organization toward success.
	●	Ensured strong governance and oversight by providing timely communication to key stakeholders, driving accountability and transparency.
	●	Managed external stakeholders by effectively communicating with investors, regulators, and other key stakeholders.
How		Talent Management and Culture Behaviors
	●	Activated and embedded our cultural behaviors throughout the organization by integrating them into daily practices and encouraging consistent adherence at all levels.
	●	Led organizational changes and enhancements to our operating model to effectively drive our One Northern Trust strategy.
	●	Sponsored a new performance management approach to drive accountability and differentiation across the firm.
	●	Maintained commitment to civic leadership and philanthropy by demonstrating dedication to community involvement and charitable initiatives.

2025 Proxy Statement | Northern Trust Corporation	45

COMPENSATION DISCUSSION AND ANALYSIS

DAVID W. FOX, JR.

Chief Financial Officer
2024 TOTAL DIRECT COMPENSATION

Overview of Responsibilities and Performance Evaluation

Mr. Fox has served as the Corporation’s Chief Financial Officer since October 1, 2024. Prior to that Mr. Fox served as the President of the Global Family Office business. As the Corporation’s President of the Global Family Office, Mr. Fox was primarily responsible for overseeing a global business comprised of investment, fiduciary, banking, advisory, and relationship management specialists who solely focus on the needs of ultra-wealthy families and family offices. As Chief Financial Officer, Mr. Fox is primarily responsible for financial reporting and control, management reporting and analysis, liquidity management, capital planning, corporate strategy, and investor relations. To determine Mr. Fox’s 2024 compensation, in addition to overall company performance, the CEO and Human Capital and Compensation Committee considered how well Mr. Fox fulfilled his specific individual performance objectives as President of the Global Family Office for the first three quarters of the year, as well as his performance as CFO beginning in the fourth quarter. The CEO and the Committee considered not only whether Mr. Fox satisfied each of his individual performance objectives, but also how he satisfied such objectives. The CEO and the Committee also considered how Mr. Fox’s compensation compared to that of peers.

Performance Factors

Key performance results considered by the CEO and the Committee in determining Mr. Fox’s compensation for 2024 are reflected below.

	Performance Area	Key Performance Results
What

   Financial Metrics

●  Global Family Office (GFO) business trust, investment and other servicing fees of $395.5 million for 2024, compared to $356.6 million for 2023, an increase of 11%.

●   GFO business assets under management of $170.2 billion for 2024, compared to $144.3 billion for 2023, an increase of 18%.

●  GFO business assets under custody of $802.4 billion for 2024, compared to $728.0 billion for 2023, an increase of 10%.

●   Led fourth quarter earnings reporting, showcasing strong financial performance in his role as CFO.

   Strategic Achievement

● Successfully assimilated into the CFO role by quickly adapting to new responsibilities and building strong relationships with key stakeholders.

●   Focused on the organization’s 5-year financial plan and shared it with the Board as part of the strategic planning process in the fourth quarter of 2024, ensuring alignment and long-term success.

● Enhanced the Investor Relations materials for the fourth quarter 2024 earnings call by refining the content and presentation to ensure clarity and impact.

How

   Talent Management and Culture Behaviors

●  Delivered strong succession planning in the transition of leadership of GFO, ensuring a smooth and effective handover.

●  Made a concerted effort to meet Finance employees to ensure seamless transition and owned fourth quarter financial results.

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COMPENSATION DISCUSSION AND ANALYSIS

JASON J. TYLER

President, Wealth Management (Former Chief Financial Officer)
2024 TOTAL DIRECT COMPENSATION

Overview of Responsibilities and Performance Evaluation

Mr. Tyler has served as the Corporation’s President of Wealth Management since October 1, 2024. Prior to that Mr. Tyler served as the Corporation’s Chief Financial Officer. As CFO, Mr. Tyler was primarily responsible for financial reporting and control, management reporting and analysis, liquidity management, capital planning and investor relations. As President of Wealth Management Mr. Tyler is primarily responsible for the overall performance of the business. To determine Mr. Tyler’s 2024 compensation, in addition to overall company performance, the CEO and Human Capital and Compensation Committee considered how well Mr. Tyler fulfilled his specific individual performance objectives as CFO for the first three quarters of the year, as well as his performance as President of Wealth Management beginning in the fourth quarter. The CEO and the Committee considered not only whether Mr. Tyler satisfied each of his individual performance objectives, but also how he satisfied such objectives. The CEO and the Committee also considered how Mr. Tyler’s compensation compared to that of peers.

Performance Factors

Key performance results considered by the CEO and the Committee in determining Mr. Tyler’s compensation for 2024 are reflected below.

	Performance Area	Key Performance Results
What

   Financial Metrics

● Total consolidated revenue increased to a record $8.3 billion in 2024, compared to $6.8 billion for 2023, an increase of 22%, recognizing that 2024 included a net realized pretax gain of $879.9 million related to our participation in an exchange offer related to shares of a class of Visa, Inc. common stock.

● Total consolidated trust, investment and other servicing fees of $4.73 billion for 2024, compared to $4.36 billion for 2023, an increase of 8%.

● Noninterest expense as a percentage of trust, investment and other servicing fees of 119% for 2024, compared to 121% for 2023.

●   Pre-tax margin of 32.1% for 2024, compared to 21.6% for 2023.

●   ROE of 17.4% for 2024, up from 10.0% for 2023, which exceeded our target range of 10% – 15%.

●   Diluted earnings per share of $9.77 for 2024, compared to $5.08 for 2023, an increase of 92%.

   Strategic Achievement

●  Continued the efforts of the Productivity Office tasked with coordinating and leading our efforts to deploy our resources efficiently, resulting in meaningful benefits to the organization.

●   Focused on the organization’s financial resiliency by designing robust risk management strategies and driving sustainable financial practices.

●   Led the Wealth Management strategic planning process with clear vision and objectives; successfully transitioned into the Wealth Management President role.

How

   Talent Management and Culture Behaviors

●  Facilitated a seamless transition of the CFO organization to Mr. Fox by ensuring smooth handover processes and clear communication.

●  Provided executive sponsorship to various resource councils across the organization by offering guidance, support, and advocacy to ensure their success.

●   Made a concerted effort to meet Wealth Management employees, ensuring that voices were included in the development of the strategic plan.

2025 Proxy Statement | Northern Trust Corporation	47

COMPENSATION DISCUSSION AND ANALYSIS

PETER B. CHERECWICH

Chief Operating Officer (Former President, Asset Servicing)
2024 TOTAL DIRECT COMPENSATION

Overview of Responsibilities and Performance Evaluation

Mr. Cherecwich has served as the Corporation’s Chief Operating Officer since October 1, 2024. Prior to that Mr. Cherecwich served as the Corporation’s President of Asset Servicing. As President of Asset Servicing, Mr. Cherecwich was primarily responsible for the overall performance of the business. As the Corporation’s Chief Operating Officer, Mr. Cherecwich is primarily responsible for the operational excellence and resiliency, effective risk management and controls, and scalable growth of the Corporation. To determine Mr. Cherecwich’s 2024 compensation, in addition to overall company performance, the CEO and Human Capital and Compensation Committee considered how well Mr. Cherecwich fulfilled his specific individual performance objectives as President of Asset Servicing for the first three quarters of the year, as well as his performance as Chief Operating Officer beginning in the fourth quarter. The CEO and the Committee considered not only whether Mr. Cherecwich satisfied each of his individual performance objectives, but also how he satisfied such objectives. The CEO and the Committee also considered how Mr. Cherecwich’s compensation compared to that of peers.

Performance Factors

Key performance results considered by the CEO and the Committee in determining Mr. Cherecwich’s compensation for 2024 are reflected below.

	Performance Area	Key Performance Results
What

   Financial Metrics

●  Asset Servicing business revenue, on a fully taxable equivalent basis, of $4.37 billion for 2024, compared to $4.14 billion for 2023, an increase of 6%.

●   Asset Servicing business trust, investment and other servicing fees of $2.63 billion for 2024, compared to $2.46 billion for 2023, an increase of 7%.

●  Asset Servicing business assets under custody/administration of $15.6 trillion for 2024, compared to $14.4 trillion for 2023, an increase of 9%.

●  Asset Servicing business noninterest expense as a percentage of trust, investment and other servicing fees of 133% for 2024 compared to 133% for 2023.

●   Asset Servicing business pre-tax margin of 20.2% for 2024, compared to 20.8% for 2023.

   Strategic Achievement

●  Competitive position of the Asset Servicing business strengthened further within target markets, with Northern Trust receiving “Custody Deal of the Year” and “Best Global Custodian for Asset Owners” by Global Custodian and Asian Investor Management Awards, respectively.

●   Continued to develop A-Suite with the launch of Friends & Family Network, which boasts over 4,000 members.

● Data science and digital infrastructure strategies executed through Invesment Data Science (IDS) and in partnership with Equity Data Science (EDS) enabling Northern Trust to be recognized as “Best Data Analysis Tool (IDS/EDS)” at the 2024 Benzinga Fintech Awards and “Best Analytics Tool (IDS/EDS)” at the 2024 HFM US Services Awards.

●   Strong momentum in key growth areas, such as capital markets, currency management, and the Fixed Income Clearing Corporation Sponsored Repo program, with additional opportunity to strengthen resiliency.

How

   Talent Management and Culture Behaviors

●   Transitioned into the Chief Operating Officer role with a focus on strengthening resiliency and driving operational excellence, ensuring the organization remains agile and efficient.

●  Solidified the operating model to establish the enterprise Chief Operating Officer role, ensuring streamlined processes and enhanced organizational efficiency, and made key hires to support this transition.

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COMPENSATION DISCUSSION AND ANALYSIS

STEVEN L. FRADKIN

Vice Chairman (Former President, Wealth Management)
2024 TOTAL DIRECT COMPENSATION

Overview of Responsibilities and Performance Evaluation

Mr. Fradkin has served as the Corporation’s Vice Chairman since October 1, 2024. Prior to that Mr. Fradkin served as the Corporation’s President of Wealth Management. As the Corporation’s President of Wealth Management, Mr. Fradkin was primarily responsible for the overall performance of the business. As the Corporation’s Vice Chairman, Mr. Fradkin is primarily responsible for enhancing growth initiatives and fostering deeper connections across our client franchise. To determine Mr. Fradkin’s 2024 compensation, in addition to overall company performance, the CEO and Human Capital and Compensation Committee considered how well Mr. Fradkin fulfilled his specific individual performance objectives as the President of Wealth Management for the first three quarters of the year, as well as his performance as the Vice Chairman beginning in the fourth quarter. The CEO and the Committee considered not only whether Mr. Fradkin satisfied each of his individual performance objectives, but also how he satisfied such objectives. The CEO and the Committee also considered how Mr. Fradkin’s compensation compared to that of peers.

Performance Factors

Key performance results considered by the CEO and the Committee in determining Mr. Fradkin’s compensation for 2024 are reflected below.

	Performance Area	Key Performance Results
What

   Financial Metrics

●  Wealth Management business revenue, on a fully taxable equivalent basis, of $3.21 billion for 2024, compared to $2.88 billion for 2023, an increase of 11%.

●  Wealth Management business trust, investment and other servicing fees of $2.10 billion for 2024, compared to $1.90 billion for 2023, an increase of 10%.

●  Wealth Management business pre-tax margin of 37.8% for 2024, compared to 33.9% for 2023.

●  Wealth Management business assets under management of $450.7 billion for 2024, compared to $402.5 billion for 2023, an increase of 12%.

   Strategic Achievement

●  Competitive position of the Wealth Management business maintained within target markets, with Northern Trust named the “Best Private Bank in the U.S.” and the Best Private Bank for Ultra High Net Worth Clients, U.S.” by publications of the Financial Times Group.

●  Maintained a strong focus on the well-established family office and ultra-high-net worth segments.

●   Successful execution of the Wealth Management business’s holistic approach to addressing unique client needs, including through Goals Driven Wealth ManagementTM solutions.

●  Delivery of exceptional client service continued, including a strong focus on client data protection and fraud controls.

How

   Talent Management and Culture Behaviors

●  Successfully transitioned Wealth Management responsibilities to Mr. Tyler in the fourth quarter of 2024, ensuring a smooth handover and continuity of leadership.

● Seamlessly transitioned into the Vice Chairman capacity, focusing on enhancing growth initiatives and fostering deeper connections across our client franchise.

●  Served as a mentor and sponsor for employees, providing guidance, support and opportunities for professional development.

2025 Proxy Statement | Northern Trust Corporation	49

COMPENSATION DISCUSSION AND ANALYSIS

DANIEL E. GAMBA

President, Asset Management
2024 TOTAL DIRECT COMPENSATION

Overview of Responsibilities and Performance Evaluation

As the Corporation’s President of Asset Management, Mr. Gamba is primarily responsible for the overall performance of such business. To determine Mr. Gamba’s 2024 compensation, in addition to overall company performance, the CEO and Human Capital and Compensation Committee considered how well Mr. Gamba fulfilled his specific individual performance objectives. The CEO and the Committee considered not only whether Mr. Gamba satisfied each of his individual performance objectives, but also how he satisfied such objectives. The CEO and the Committee also considered how Mr. Gamba’s compensation compared to that of peers.

Performance Factors

Key performance results considered by the CEO and the Committee in determining Mr. Gamba’s compensation for 2024 are reflected below.

	Performance Area	Key Performance Results
What

   Financial Metrics

●  Consolidated assets under management of $1.6 trillion for 2024, compared to $1.4 trillion for 2023, an increase of 12%.

●  Became the third largest provider of Direct Indexing with approximately $120 billion in assets under management.

●  Launched the Treasury Instruments Portfolio (NTYXX) Northern Institutional Fund, which experienced one of the fastest fundraises in our history, raising more than $2 billion over the course of six months.

●  Generated positive net flows and improved organic growth trajectory.

   Strategic Achievement

●  Strengthened core solution and innovation for wealth management, family office and global institutions.

● Continued to invest in 50 South Capital, our boutique alternatives firm providing access to private equity and hedge fund investment opportunities.

●   Client relationships developed and maintained across the globe, with contributions to the performance realized within both the Asset Servicing and Wealth Management businesses in 2024.

●  Maintained our commitment to delivering exceptional client service, with a strong emphasis on protecting client data and implementing robust fraud controls.

How

   Talent Management and Culture Behaviors

●  Invested in talent and solidified the Asset Management Executive Leadership Team and Operating Group, ensuring a strong and capable leadership structure.

●   Exercised a One Northern Trust mindset to drive business across the business units and geographies, fostering collaboration and synergy throughout the organization.

●  Dedicated time to resource councils to drive inclusion and community across the company, fostering a culture of belonging and collaboration.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Stock Units

Performance stock units granted in February 2024 and 2025 will pay out according to a formula that uses a comparison of our absolute three-year average ROE to target results, as well as our three-year average ROE performance relative to that of our performance peer group.

The Human Capital and Compensation Committee believes that ROE is the appropriate performance metric upon which to base performance stock unit payouts as it is the primary financial performance metric used internally and externally to assess our long-term performance. The Committee further believes that a relative performance component of the formula upon which performance stock units will pay out provides balance to the structure of the awards by taking into account the context in which our ROE is achieved. This balance ensures that executives will neither be rewarded for poor performance simply because it exceeds the performance of our performance peer group, nor will they be rewarded for performance that exceeds expectations if such performance is substandard relative to peers.

The performance peer group established by the Human Capital and Compensation Committee and against which our ROE performance will be measured for purposes of a portion of performance stock unit vesting consists of the following institutions: Bank of America Corporation, Citigroup, Inc., JPMorgan Chase & Co., Morgan Stanley, State Street Corporation, The Bank of New York Mellon Corporation, The Charles Schwab Corporation, The Goldman Sachs Group, Inc., The PNC Financial Services Group, Inc., Truist Financial Corporation, U.S. Bancorp and Wells Fargo & Company. This group was selected by the Committee for performance comparison purposes because they represent those financial services companies based in the United States with the most comparable scale, cross-jurisdictional activity and regulatory regimes as the Corporation. Performance above the median of peers will result in award payouts above target, while performance below the median of peers will result in award payouts below target. As illustrated below, the payout scale approved by the Committee for performance stock units granted to named executive officers in February 2025 requires the Corporation to outperform its entire performance peer group in order to earn a maximum payout of 150% of target for the portion of the award based on the three-year average relative ROE.

The following table illustrates the vesting requirements for the performance stock unit grants to named executive officers in 2025. In maintaining the absolute three-year average annual ROE target for the performance stock unit awards at a range of 11% to 12%, the Committee considered the Corporation’s historical results as well as its updated internal forecasts and analyst expectations based on the current and projected economic environment. As it is possible that there will be no payout under the performance stock units, these awards are completely “at-risk” compensation.

Performance Stock Unit Performance Schedule February 2025 Grants

Three-Year Average Annual Rate of ROE (50% Weighting)	Percentage of Stock Units Vested	Three-Year Average Annual Rate of ROE vs. Performance Peer Group (50% Weighting)	Percentage of Stock Units Vested

≤ 6%	0%	< 25th Percentile	0%

8.5%	50%	25th Percentile	50%

11% to 12%	100%	50th Percentile	100%

≥ 14%	150%	Highest Percentile	150%

On February 18, 2025, shares of common stock underlying performance stock units granted in 2022 for the performance period 2022 to 2024 were distributed. The number of shares distributed was equal to 129.8% of target based on the Corporation’s three-year average annual ROE of 13.6% on an absolute basis (compared to a target of 12%), weighted at 50%; and the three-year ROE performance at the 83.7th percentile of our performance peer group (weighted at 50%), each during the three-year performance period ended December 31, 2024, as determined by the Human Capital and Compensation Committee.

In determining the average annual ROE for the absolute performance goal, the Committee adjusted the Corporation’s 2022, 2023 and 2024 net income to exclude the effect of certain items in accordance with the terms and conditions of the performance stock units. The Committee did not make a similar adjustment to ROE for the relative comparison, but rather used reported ROE to maintain comparability with reported peer results.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table presents a reconciliation of the net income and ROE for each year within the three-year performance period applicable to performance stock units granted in 2022 prepared in accordance with generally accepted accounting principles (“GAAP”) to the adjusted net income and adjusted ROE determined by the Committee, which are non-GAAP financial measures.

Reconciliation of Net Income and ROE to Adjusted Net Income and Adjusted ROE

($ In Millions)	2024	2023	2022	Average

Net Income Applicable to Common Stock (GAAP)	$1,989.3	$1,065.5	$1,294.2	$1,449.7

Add adjustments for:

Net gain related to participation in Visa, Inc. exchange offer	(879.9)	—	—	(293.3)

Gain on the sale of equity investment	(65.1)	—	—	(21.7)

Net available for sale security losses recognized from sale or intent to sell	189.4	169.5	213.0	190.6

Charitable contributions	70.0	—	—	23.3

Federal Deposit Insurance (FDIC) special assessment	14.7	84.9	—	33.2

Severance-related charges	86.6	39.4	32.2	52.7

Investment impairment	7.6	—	—	2.5

Pension settlement charges	—	—	44.1	14.7

Legal settlement	10.6	—	—	3.5

Subtract adjustments for tax impact related to:

Net gain related to participation in Visa, Inc. exchange offer	223.2	—	—	74.4

Gain on the sale of equity investment	15.9	—	—	5.3

Net available for sale security losses recognized from sale or intent to sell	(48.0)	(39.6)	(53.6)	(47.1)

Charitable contribution	(17.2)	—	—	(5.7)

FDIC special assessment	(3.7)	(21.5)	—	(8.4)

Severance-related charges	(21.1)	(12.3)	(8.1)	(13.8)

Investment impairment	(1.9)	—	—	(0.6)

Pension settlement charges	—	—	(11.1)	(3.7)

Legal settlement	(2.7)	—	—	(0.9)

Adjusted Net Income Applicable to Common Stock (Non-GAAP)	$1,567.7	$1,285.9	$1,510.7	$1,454.8

Average Common Equity (GAAP)	$11,414.9	$10,612.0	$10,196.6	$10,741.2

ROE (GAAP)	17.4%	10.0%	12.7%	13.4%

Adjusted ROE (Non-GAAP)	13.7%	12.1%	14.8%	13.6%

Further discussion with respect to the performance stock units granted to our named executive officers in 2024 (as part of incentive compensation for 2023 performance) is set forth in the “Grants of Plan-Based Awards” and “Description of Certain Awards Granted in 2024” sections beginning on page 58 and 59, respectively, of this Proxy Statement.

Restricted Stock Units

Restricted stock units are viewed as an effective tool to align executives with stockholder interests by making them owners of our stock. Restricted stock units generally vest ratably over four years, which is effective in helping us to retain critical talent and ensuring that executives have significant outstanding unvested equity value over the course of their careers.

Further discussion with respect to the restricted stock units granted to our named executive officers is set forth in the “Description of Certain Awards Granted in 2024” section beginning on page 59 of this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Practices

Retirement, Health and Welfare Benefits

Retirement benefits are generally designed with our entire workforce in mind and are not specifically structured for the executive officers. The design of our retirement program for employees is market competitive. We target total retirement benefits at approximately the median level of retirement benefits of peer group companies. Our executive officers also participate in our health and welfare benefits, including medical, retiree medical, dental, disability and life insurance programs, on the same terms as other employees.

Severance Benefits and Change in Control Plan

We provide a severance plan to provide reasonable benefits to U.S. employees who are involuntarily terminated without cause due to a reduction in force, job elimination or similar reasons specified in the severance plan. We believe that the availability of severance benefits allows us to compete with our peer group companies in attracting and retaining talent. Executive officers in the United States participate in this plan on the same terms as all other similarly situated employees and may be eligible to receive severance benefits that include:

●	a lump sum payment of two weeks of base salary for each year of completed service up to but less than 25 years, or 52 weeks of base salary for 25 years or more of completed service to us;

●

a COBRA lump sum subsidy to help cover the costs of continuation coverage under the employer’s medical and dental plans, based on length of service (from February 1, 2025, the subsidy will take the form of reduced premiums for the first six months of elected coverage), full vesting under The Northern Trust Company Thrift-Incentive Plan (“TIP”), the Northern Trust Corporation Supplemental Thrift-Incentive Plan (“Supplemental TIP”), The Northern Trust Company Pension Plan (the “Pension Plan”), the Northern Trust Corporation Supplemental Pension Plan (the “Supplemental Pension Plan”), and enhanced early retirement eligibility under the Pension Plan for employees who have reached age 54 with 14 years of credited service and outplacement assistance; and

●

for employees whose notice period commences between July 1 and December 31 of each calendar year (beginning in 2024), a special payment based on the employee’s prior year Northern Partners Incentive Plan (“NPIP”) award, prorated for the number of days employed in the termination year. This amount is subject to adjustment based on the company’s sole discretion.

These benefits are contingent upon execution of a release, waiver and settlement agreement with us. To the extent these benefits are subject to Internal Revenue Code Section 409A, they are also limited to the lesser of two times the applicable executive officer’s salary or two times the maximum amount that may be taken into account under a qualified plan pursuant to Internal Revenue Code Section 401(a)(17). In 2023 and 2024, these limits effectively capped benefits at $660,000 and $690,000, respectively. Further, these severance payments would be reduced by any severance payments made under any other benefit plan, program or individual contract.

In addition to the severance benefits discussed above, each named executive officer is a participant in the Northern Trust Corporation Executive Change in Control Severance Plan (the “Change in Control Plan”), providing participants with certain benefits upon a qualifying termination of employment within two years following a change in control. The purpose of the Change in Control Plan is to provide our executive officers with sufficient security to remain focused on their respective responsibilities during and after a change in control transaction without undue concern for their personal circumstances. We believe the Change in Control Plan is critical to our ability to attract and retain key executives in light of the fact that all named executive officers are employed at will and change in control benefits for executives are a standard element of a competitive compensation program at peer group companies.

Further discussion with respect to our Change in Control Plan, including disclosure of potential change in control benefits payable to each named executive officer, assuming a change in control of the Corporation and termination of employment on December 31, 2024, is set forth in the “Potential Payments Upon Termination of Employment or a Change in Control of the Corporation” section beginning on page 65 of this Proxy Statement.

Perquisites

We provide a limited number of perquisites intended to assist executive officers in the performance of their duties on behalf of the Corporation. We provide wealth planning and tax consulting services and personal use of company automobiles as perquisites to our executive officers. If circumstances warrant and if pre-approved by our CEO, we permit personal use of private aircraft on a limited basis. We also reimburse executive officers for the payment of personal income taxes in

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COMPENSATION DISCUSSION AND ANALYSIS

connection with the use of company vehicles in certain circumstances and taxable relocation expenses. The Human Capital and Compensation Committee periodically reviews the types and costs of perquisites to ensure they remain aligned with our compensation philosophy.

Stock Ownership Guidelines

Supporting our guiding principle of alignment with stockholders’ interests, we have a long-standing practice of emphasizing stock ownership and maintaining robust stock ownership guidelines for named executive officers. The stock ownership guidelines to which the Corporation’s executive officers currently are subject are as follows:

Stock Ownership Guidelines* Expected Ownership as Multiple of Base Salary

Chairman / CEO	8x

President	5x

Chief Operating Officer / Chief Financial Officer / Business Unit Heads	4x

Chief Accounting Officer	0.5x

Other Executive Officers	3x

* If an individual holds multiple positions subject to these stock ownership guidelines, he or she will be subject to the highest stock ownership guideline associated with his or her positions.

Each executive officer is expected to meet his or her respective minimum ownership level by the fifth anniversary of becoming an executive officer or assuming a new position with a higher stock ownership guideline. If the minimum ownership level requirement is not met upon or at any time after such date, he or she will be required to retain 100% of the net, after-tax shares received upon vesting of equity awards or stock option exercises until the minimum is met. As of December 31, 2024, each of our named executive officers met or exceeded our stock ownership guidelines.

In determining stock ownership level for our executive officers, Northern Trust credits 100% of shares owned outright, 100% of shares held in benefit plans (e.g., TIP), 100% of net shares obtained through stock option exercise, and 50% of unvested units related to time-based long-term incentive awards (Restricted Stock Units). Performance-based share awards (PSUs) are not credited toward stock ownership.

Forfeiture and Recoupment

Both short-term and long-term incentive awards granted to named executive officers are subject to forfeiture or recoupment in the event of misconduct resulting in a restatement of the Corporation’s financial statements and certain other types of misconduct. Such awards also are subject to forfeiture and recoupment provisions relating to “ex-post” risk, meaning risk resulting from the recipient’s inappropriate risk-taking that does not materialize until after the performance period in which such inappropriate risk-taking takes place. Additionally, all restricted stock units awarded to named executive officers are subject to forfeiture or recoupment if it is determined that the applicable named executive officer has engaged in inappropriate risk-taking which resulted in certain events deemed to be “significant risk outcomes.” An analysis of significant risk outcomes is completed annually to determine if such significant risk outcomes were tied to inappropriate risk-taking. The results of this analysis are reviewed by the Human Capital and Compensation Committee.

In accordance with Rule 10D-1 under the Exchange Act and the corresponding NASDAQ listing standards, the Board adopted the Northern Trust Corporation Rule 10D-1 Incentive-Based Compensation Recoupment Policy. In the event of an accounting restatement, the policy requires the Corporation to recover erroneously awarded compensation that is granted, earned or vested based in whole or in part upon the attainment of a financial reporting measure and that is received by our current and former executive officers during the three fiscal years preceding the date that the Corporation is required to prepare the accounting restatement. An “accounting restatement,” for purposes of the policy, means a correction (i) due to the material noncompliance with any financial reporting requirement under U.S. federal securities laws, or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount recoverable is the compensation paid or payable in excess of the amount that would have been paid or payable based on the restated financial results. The Human Capital and Compensation Committee administers the policy.

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COMPENSATION DISCUSSION AND ANALYSIS

Hedging and Pledging Policy

We maintain a Securities Transactions Policy which, among other things, prohibits directors, employees, and certain of their family members from (i) engaging in short selling, margining, pledging or hypothecating the Corporation’s securities; (ii) trading in options, warrants, puts, calls, as well as derivatives such as swaps, forwards, futures or similar instruments on the Corporation’s securities; and (iii) engaging in any other transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of a Northern Trust equity security.

Tax Treatment

Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1 million paid to “covered employees” of the Corporation, with some limited exceptions for compensation paid pursuant to certain arrangements in place on November 2, 2017. Our covered employees generally include anyone who (i) was the CEO or CFO at any time during the year, (ii) was one of the other named executive officers who was an executive officer as of the last day of the fiscal year, and (iii) was a covered employee for any previous year after 2016.

As with prior years, although our Human Capital and Compensation Committee will consider deductibility under Section 162(m) with respect to the compensation arrangements for our executive officers, deductibility will not be the sole factor used in determining levels or methods of compensation. Our Committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards or pay compensation amounts that are non-deductible if they believe it is in the best interest of our Corporation and our stockholders.

Section 409A of the Internal Revenue Code imposes restrictions on nonqualified deferred compensation plans. We maintain deferred compensation plans for the benefit of our employees, including nonqualified deferred compensation plans that provide for employee and employer contributions in excess of the IRS defined contribution plan limits. The deferred compensation plans we maintain are intended to be exempt from the requirements of Section 409A or, if not exempt, to satisfy the requirements of Section 409A, and we have reviewed and, where appropriate, have amended each of our deferred compensation plans to meet the requirements.

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HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT

The Human Capital and Compensation Committee is responsible for providing oversight of the compensation of the directors and executive officers of the Corporation. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and this Proxy Statement for the 2025 Annual Meeting of Stockholders, each of which is filed with the SEC.

Human Capital and Compensation Committee*

Donald Thompson (Chair)

Susan Crown

Jay L. Henderson

Charles A. Tribbett III

*Note, while Martin P. Slark is a member of the Human Capital and Compensation Committee as of the date of this Proxy Statement, his appointment to the Committee became effective subsequent to the compensation decisions set forth in the Compensation Discussion and Analysis.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the information concerning the compensation paid to or earned by the named executive officers for 2024, 2023 and 2022. For Mr. Fox, only 2024 compensation is shown since this is his first year as a named executive officer. For Mr. Gamba, only 2024 and 2023 compensation is shown since this is his second year as a named executive officer.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Michael G. O’Grady Chairman and Chief Executive Officer	2024	$1,000,000	$—	$7,700,038	$2,050,000	$137,067	$42,681	$10,929,786
	2023	1,000,000	—	8,500,150	500,000	138,719	35,891	10,174,760
	2022	987,500	—	8,500,158	1,000,000	289,639	39,342	10,816,639

David W. Fox, Jr. Chief Financial Officer	2024	560,000	—	726,040	657,000	58,567	15,655	2,017,262
		—	—	—	—	—	—	—
		—	—	—	—	—	—	—

Jason J. Tyler President, Wealth Management (Former Chief Financial Officer)	2024	600,000	—	2,310,100	1,020,000	152,407	18,976	4,101,483
	2023	600,000	—	2,520,087	990,000	155,469	18,383	4,283,939
	2022	587,500	—	2,520,081	1,080,000	141,988	18,539	4,348,108

Peter B. Cherecwich Chief Operating Officer	2024	675,000	—	2,677,594	1,072,500	120,460	26,937	4,572,491
	2023	675,000	—	3,080,055	1,147,500	174,409	24,038	5,101,002
	2022	662,500	—	3,360,107	1,320,000	188,623	23,480	5,554,710

Steven L. Fradkin Vice Chairman	2024	675,000	—	2,677,594	1,147,500	—	25,117	4,525,211
	2023	675,000	—	3,080,055	1,147,500	645,057	25,575	5,573,187
	2022	662,500	—	3,360,107	1,320,000	—	26,230	5,368,837

Daniel E. Gamba President, Asset Management	2024	675,000	—	2,677,594	1,222,500	75,306	9,284	4,659,684
	2023	478,125	—	4,800,038	1,147,500	20,986	45,393	6,492,042
		—	—	—	—	—	—	—

(1) Positions reflected in this column reflect current positions. As noted above, effective October 1, 2024, the Corporation implemented certain leadership changes. Prior to these changes: Mr. Fox served as President, Global Family Office; Mr. Tyler served as Chief Financial Officer; Mr. Cherecwich served as President, Asset Servicing, and Mr. Fradkin served as President, Wealth Management.

(2) Amounts in this column represent the grant date fair value of the restricted stock unit and performance stock unit awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See “Note 22—Share-Based Compensation Plans” to the consolidated financial statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the assumptions made by the Corporation in the valuation of these stock unit awards. This column includes the following amounts in 2024 with respect to performance stock units, which are based on achievement of target performance levels: Mr. O’Grady: $5,005,029; Mr. Fox: $181,510; Mr. Tyler: $1,501,533; Messrs. Cherecwich, Fradkin, and Gamba: $1,740,404 each. If the maximum level of performance were attained, the value of the performance stock units would be as follows: Mr. O’Grady: $7,507,583; Mr. Fox: $272,265; Mr. Tyler: $2,252,339; Messrs. Cherecwich, Fradkin, and Gamba each: $2,610,645. See the narrative under “Description of Certain Awards Granted in 2024” beginning on page 59 of this Proxy Statement for more information on these awards.

(3) Amounts in this column represent the annual cash incentives earned under the Management Performance Plan (MPP) in 2022, and under the Northern Partners Incentive Plan (NPIP) in 2024 and 2023 for all NEOs.

(4) Amounts in this column represent the aggregate increase in actuarial present values of accumulated benefits under the Pension Plan and the Supplemental Pension Plan. As described further under “Pension Benefits” beginning on page 61 of this Proxy Statement, benefits for Mr. Fradkin are accrued under the Pension Plan’s “Traditional Formula,” while benefits for Messrs. O’Grady, Fox, Tyler, Cherecwich, and Gamba are accrued under the Pension Plan’s “PEP Formula.” At December 31, 2024, the applicable discount rate under the Pension Plan increased to 5.70% and the applicable discount rate under the Supplemental Pension Plan increased to 5.55%, resulting in a decrease in the present value of benefits under the Traditional Formula for Mr. Fradkin relative to December 31, 2023, of $403,587. At December 31, 2023, the applicable

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EXECUTIVE COMPENSATION

discount rate under the Pension Plan decreased to 5.03% and the applicable discount rate under the Supplemental Pension Plan decreased to 4.95%, resulting in an increase in the present value of benefits under the Traditional Formula for Mr. Fradkin relative to December 31, 2022, of $645,057. At December 31, 2022, the applicable discount rate under the Pension Plan increased to 5.22% and the applicable discount rate under the Supplemental Pension Plan increased to 5.15%, resulting in a decrease in the present value of benefits under the Traditional Formula for Mr. Fradkin relative to December 31, 2021, of $1,845,365.

(5) The following table sets forth a detailed breakdown of the items which comprise “All Other Compensation” for 2024.

Name	Contributions to TIP and Supplemental TIP ($)(a)	Perquisites and Other Personal Benefits ($)(b)	Tax Reimbursements and Other ($)(c)	Total ($)

Mr. O’Grady	$30,000	$9,654	$3,027	$42,681

Mr. Fox	10,350	5,305	—	15,655

Mr. Tyler	18,000	976	—	18,976

Mr. Cherecwich	20,250	5,445	1,242	26,937

Mr. Fradkin	20,250	4,426	441	25,117

Mr. Gamba	8,381	503	400	9,284

(a) Includes matching contributions made by the Corporation on behalf of named executive officers participating in TIP and Supplemental TIP.

(b) With respect to Messrs. O’Grady, Tyler, Cherecwich, Fradkin, and Gamba, includes personal use of company automobiles ($4,104, $976, $1,675, $616, and $503, respectively). With respect to Messrs. O’Grady, Fox, Cherecwich and Fradkin, includes wealth planning and tax consulting services ($5,550, $5,305, $3,770 and $3,810, respectively).

(c) With respect to Messrs. O’Grady, Cherecwich, Fradkin, and Gamba includes tax reimbursements provided in connection with personal use of company automobiles ($3,027, $1,242, $441, and $400, respectively).

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)

Mr. O’Grady	—		$500,000

	2/21/2024							33,734	$2,695,009

	2/21/2024				15,663	62,649	93,974		5,005,029

Mr. Fox	—		484,000

	2/21/2024							6,816	544,530

	2/21/2024				568	2,272	3,408		181,510

Mr. Tyler	—		990,000

	2/21/2024							10,121	808,567

	2/21/2024				4,699	18,795	28,193		1,501,533

Mr. Cherecwich	—		1,147,500

	2/21/2024							11,731	937,190

	2/21/2024				5,447	21,785	32,678		1,740,404

Mr. Fradkin	—		1,147,500

	2/21/2024							11,731	937,190

	2/21/2024				5,447	21,785	32,678		1,740,404

Mr. Gamba	—		1,147,500

	2/21/2024							11,731	937,190

	2/21/2024				5,447	21,785	32,678		1,740,404

(1) These columns show information regarding payouts under the Northern Partners Incentive Plan. Although the plan does not provide for a target or threshold, the amount set forth under the Target column represents the amount actually awarded to the named executive officer in 2024 in respect of 2023 performance.

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(2) The amounts set forth under the Threshold, Target and Maximum columns represent the number of shares of common stock that would be paid out under the performance stock units if the Corporation achieves a three-year average annual ROE relative to pre-established goals of 8.5%, 11.0% to 12.0% or 14.0% or greater, respectively, as well as ROE performance relative to that of our performance peer group that is in the 25th percentile, 50th percentile or the highest percentile, respectively.

(3) This column shows the number of restricted stock units granted to the applicable named executive officers in 2024.

(4) Represents the grant date fair value of each equity award, computed in accordance with FASB ASC Topic 718.

Description of Certain Awards Granted in 2024

Performance Stock Units

Each performance stock unit constitutes the right to receive a share of the Corporation’s common stock and vests over a three-year performance period, subject to satisfaction of specified performance targets (“performance conditions”) that are a function of ROE, and continued employment until the end of the vesting period. Dividend equivalents granted to named executive officers in 2024 are deferred into a cash account and paid at the time the award vests only with respect to the portion of the cash account attributable to performance stock units that actually vest upon satisfaction of the applicable performance conditions.

For awards granted to named executive officers in 2024, if during the performance period the executive’s employment is terminated under certain circumstances entitling the executive to benefits under the Corporation’s severance plan, such executive’s performance stock units will be eligible for full vesting and distribution at the end of the performance period, subject to certain conditions, including satisfaction of the applicable performance conditions. Upon the death or disability of an executive during the performance period, or if an executive retires after satisfying applicable age and service requirements, such executive’s performance stock units will be eligible for full vesting and distribution at the end of the performance period, subject to certain conditions, including satisfaction of the applicable performance conditions.

Upon a change in control of the Corporation, a pro rata portion of each performance stock unit award (based on actual performance during the portion of the performance period that has elapsed as of the change in control) will be converted into an award with respect to the acquirer of an equal economic value. The remainder of the performance award converts at the target level of performance specified in the performance stock unit agreement into an award with respect to the acquirer of an equal economic value. Both the portion of each performance stock unit award that is based on actual performance and the portion that is based on the target level of performance vest subject only to the continued employment of the recipient through the remainder of the applicable performance period, and are paid out at the end of the performance period, subject to acceleration of vesting upon a qualifying termination, in which event the units are distributed within sixty days. In the event that a change in control occurs and the acquirer refuses or is unable to agree to the foregoing conversion and vesting provisions, the award will be vested at the time of the change in control.

Restricted Stock Units

Restricted stock units granted to our named executive officers in 2024 vest 25% each year for four years. Each restricted stock unit award entitles an executive to receive one share of common stock when the award vests, subject to continued employment until the end of the vesting period. Dividend equivalents on these restricted stock units are deferred into a cash account and paid at the time the awards vest only with respect to the portion of the cash account attributable to restricted stock units that actually vest.

For awards granted to named executive officers in 2024, if during the vesting period an executive’s employment is terminated under certain circumstances entitling the executive to benefits under the Corporation’s severance plan, such executive’s restricted stock units will continue to vest in accordance with their terms. In addition, if an executive retires after satisfying applicable age and service requirements, such executive’s restricted stock units will continue to vest in accordance with their terms. Upon the death or disability of an executive during the vesting period, such executive’s restricted stock units will be eligible for full vesting and distribution.

Upon a change in control of the Corporation, all restricted stock units granted to executive officers will, under the terms and conditions of the applicable award agreements, be converted into units of the acquirer having the same value and continue to vest over a period no longer than the original vesting schedule; provided, however, that they become fully vested in connection with a change in control if the executive experiences a qualifying termination of employment following the change in control (in which case they are distributed within sixty days). In the event that a change in control occurs and the acquirer refuses or is unable to agree to the foregoing conversion and vesting provisions, the award will be vested at the time of the change in control.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Mr. O’Grady	23,739	—	70.21	2/17/25	73,590	$7,542,975	255,096	$26,147,340
	34,489	—	58.25	2/16/26
	40,649	—	88.06	2/21/27

Mr. Fox	—	—	—	—	14,969	1,534,323	9,323	955,608

Mr. Tyler	2,968	—	70.21	2/17/25	22,611	2,317,628	75,962	7,786,105
	4,599	—	58.25	2/16/26
	3,873	—	88.06	2/21/27

Mr. Cherecwich	26,132	—	88.06	2/21/17	26,586	2,725,065	93,464	9,580,060

Mr. Fradkin	—	—	—	—	26,716	2,738,390	93,464	9,580,060

Mr. Gamba	—	—	—	—	52,771	5,409,028	32,678	3,349,495

(1) The following table lists the number of restricted stock units that vest for each named executive officer upon each vesting date:

Name	3/1/2025	4/3/2025	3/1/2026	4/3/2026	3/1/2027	4/3/2027	3/1/2028

Mr. O’Grady	27,846		21,966		15,686		8,092

Mr. Fox	5,710		4,473		3,151		1,635

Mr. Tyler	8,389		6,816		4,876		2,530

Mr. Cherecwich	10,158		8,049		5,565		2,814

Mr. Fradkin	10,288		8,049		5,565		2,814

Mr. Gamba	2,933	13,680	2,933	13,680	2,933	13,680	2,932

(2) The market value of the restricted stock units included in this column is based on a price of $102.50 per share (the closing market price of the Corporation’s common stock on December 31, 2024).

(3) The following table lists the maximum number of shares each named executive officer may receive under performance stock units:

	Performance Stock Unit Awards Granted In

Name	2022	2023	2024

Mr. O’Grady	72,928	88,194	93,974

Mr. Fox	2,753	3,162	3,408

Mr. Tyler	21,621	26,148	28,193

Mr. Cherecwich	28,829	31,957	32,678

Mr. Fradkin	28,829	31,957	32,678

Mr. Gamba	—	—	32,678

The actual number of shares distributed with respect to performance stock units granted in 2023 and 2024 will be based upon the satisfaction of certain performance conditions. Accordingly, it is possible that no shares of common stock will be distributed under these performance stock units.

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The following table lists the actual number of shares distributed to each named executive officer on February 18, 2025 with respect to performance stock units granted in 2022:

Name	Shares

Mr. O’Grady	63,107

Mr. Fox	2,382

Mr. Tyler	18,709

Mr. Cherecwich	24,946

Mr. Fradkin	24,946

Mr. Gamba	—

(4) The market value of the performance stock units included in this column is based on a price of $102.50 per share (the closing market price of the Corporation’s common stock on December 31, 2024).

Option Exercises and Stock Vested

The following table sets forth information regarding exercises of stock options and vesting of stock awards for each named executive officer in 2024. The Corporation has not issued options to its named executive officers since 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)(2)

Mr. O’Grady	24,651	$506,073	86,888	$7,011,332

Mr. Fox	—	—	7,864	646,473

Mr. Tyler	2,466	43,796	21,786	1,747,451

Mr. Cherecwich	—	—	31,430	2,536,059

Mr. Fradkin	62,363	1,110,714	32,994	2,660,996

Mr. Gamba	—	—	13,680	1,200,694

(1) The value realized on the exercise of stock options represents the pre-tax difference between the option exercise price and the fair market value of the common stock on the date of exercise.

(2) The value realized on the distribution of stock units represents the number of stock units that vested multiplied by the fair market value of the common stock on the date of vesting.

Pension Benefits

Information with respect to accrued benefits of each named executive officer under the Pension Plan and the Supplemental Pension Plan for each named executive officer as of December 31, 2024 is as follows.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)

Mr. O’Grady	Pension Plan	13.4	$181,958
	Supplemental Pension Plan	13.4	1,432,870

Mr. Fox	Pension Plan	12.7	165,950
	Supplemental Pension Plan	12.7	381,486

Mr. Tyler	Pension Plan	13.3	183,370
	Supplemental Pension Plan	13.3	645,050

Mr. Cherecwich	Pension Plan	17.5	254,600
	Supplemental Pension Plan	17.5	1,238,631

Mr. Fradkin	Pension Plan	35.0	1,753,965
	Supplemental Pension Plan	35.0	7,505,493

Mr. Gamba	Pension Plan	1.7	24,352
	Supplemental Pension Plan	1.7	71,940

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EXECUTIVE COMPENSATION

Pension Plan and Supplemental Pension Plan

The Pension Plan is a tax-qualified defined benefit retirement plan that provides a retirement benefit as described below, which is subject to various limitations of the Internal Revenue Code and the Pension Plan. The Supplemental Pension Plan is a nonqualified defined benefit retirement plan that provides the portion of an employee’s benefit that cannot be paid under the Pension Plan due to Internal Revenue Code and Pension Plan limits.

Eligibility and Vesting

Eligible employees participate in the Pension Plan beginning the first day of the month following the completion of six months of vesting service. Employees with at least six months of vesting service who would have a portion of their benefit from the Pension Plan limited due to Internal Revenue Code or Pension Plan restrictions also participate in the Supplemental Pension Plan. A participant is eligible to receive a benefit under the Pension Plan and Supplemental Pension Plan after completing three years of vesting service.

Benefit Formula—Traditional Formula

Prior to April 1, 2012, the benefit for Mr. Fradkin was determined under the Pension Plan’s “Traditional Formula.” The normal retirement (age 65) benefit equals (i) 1.8% of the average of the participant’s highest sixty consecutive calendar months of eligible pay multiplied by the participant’s years of credited service (up to a maximum of thirty-five years) minus (ii) 0.5% multiplied by offset compensation equal to the lesser of the participant’s (a) Social Security covered compensation limit or (b) the average of the participant’s eligible pay for the three consecutive calendar years prior to retirement, with calendar year compensation not to exceed the Social Security taxable wage base in effect for a given calendar year, multiplied by the participant’s years of credited service (up to thirty-five years). Mr. Fradkin’s pre-April 1, 2012 Traditional Formula benefits will be based on credited service and average compensation calculated as of March 31, 2012, provided that his average compensation and offset compensation as of March 31, 2012, will be indexed at a rate of 1.5% per year for any period on and after April 1, 2012, during which he earns credited service under the Pension Plan.

Benefit Formula—PEP Formula

Effective June 1, 2001, the Pension Plan was amended to provide that benefits of all newly hired U.S. employees of the Corporation and its affiliates would be calculated under the Pension Plan’s “Pension Equity Plan (PEP) Formula.” Because Messrs. O’Grady, Fox, Tyler, Cherecwich, and Gamba commenced employment after such date, their benefits under the Pension Plan and Supplemental Pension Plan are calculated entirely under the PEP Formula. Effective April 1, 2012, the Pension Plan was further amended to provide that for credited service earned after March 31, 2012, all employees, including those who had previously elected the Traditional Formula, will accrue benefits pursuant to the revised PEP Formula described below. Accordingly, Mr. Fradkin will be entitled to an annual benefit equal to the sum of his accruals: (i) under the Traditional Formula for periods of credited service before April 1, 2012; and (ii) under the amended PEP Formula for his period of credited service after March 31, 2012.

Under the PEP Formula, participants currently earn a 4% pension credit for each of their first ten credited years of service, increasing by one percentage point for the eleventh year of service and every fifth year thereafter until they have completed thirty-five years of service (after which no additional pension credit is earned). A participant’s PEP Formula lump sum amount is equal to the sum of his or her pension credits multiplied by the average of the participant’s highest sixty consecutive calendar months of eligible pay. A participant’s annual benefit under the PEP Formula is equal to a single life annuity commencing at age 65 that is the actuarial equivalent of his or her PEP Formula lump sum amount. The single life annuity is calculated using interest rate and mortality assumptions specified in the Pension Plan.

Although the April 1, 2012 changes made to the Pension Plan are anticipated to moderate any future pension value increases, the present value of benefits under the Traditional Formula is sensitive to changes in interest rates. For financial reporting purposes, the applicable discount rate used with respect to the Pension Plan increased from 5.03% at December 31, 2023, to 5.7% at December 31, 2024, and the applicable discount rate used with respect to the Supplemental Pension Plan increased from 4.95% at December 31, 2023, to 5.55% at December 31, 2024, resulting in a decrease in the present value of benefits under the Traditional Formula for Mr. Fradkin.

Benefit Formula—Supplemental Pension Plan

Benefits under the Supplemental Pension Plan are equal to benefits calculated under the Pension Plan without regard to Internal Revenue Code limits and including amounts deferred under the Northern Trust Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) in eligible pay minus benefits calculated pursuant to the terms of the Pension Plan.

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EXECUTIVE COMPENSATION

Eligible Pay

For purposes of the Traditional Formula “eligible pay” means base salary (including any before-tax payroll deductions), shift differentials, overtime and certain types of performance-based incentive compensation, including cash, Northern Performance Incentives under the NPIP, compensation under the former Management Performance Plan, payments from the former Annual Performance Plan and the cash value of certain stock options. Cash incentives deferred under the Deferred Compensation Plan are not included in eligible pay under the Pension Plan but are included in eligible pay under the Supplemental Pension Plan.

Prior to April 1, 2012, eligible pay was defined the same for the PEP Formula as for the Traditional Formula, except that eligible pay under the PEP Formula also included cash sales and technical incentives under the NPIP up to 50% of the participant’s prior year’s base pay. Effective April 1, 2012, eligible pay under the PEP Formula includes all cash incentives under the NPIP.

Retirement

A participant is generally eligible for a normal retirement benefit if he or she terminates employment at or after age 65 and has completed at least five years of vesting service. A participant is eligible for an early retirement benefit if he or she terminates employment at or after age 55 and has completed fifteen years of credited service. Messrs. Cherecwich and Fradkin are eligible for early retirement benefits. A “vested terminee” benefit is available to a participant who terminates employment with three years of vesting service but prior to becoming eligible for a normal or early retirement benefit.

Under the Traditional Formula, the early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.5% for each month that payments are received prior to age 62, up to 84 months, then actuarially reduced for each month that payments are received prior to age 55. Participants eligible for a “vested terminee” benefit are entitled to benefit payments that are reduced by 0.5% for each month up to 120 months that payments are received prior to age 65, then actuarially reduced for each month that payments are received prior to age 55.

Under the PEP Formula, both the early retirement benefit and “vested terminee” benefit are equal to the normal retirement benefit (in the form of a monthly single life annuity as described above), adjusted for early commencement prior to age 65. The adjustment is made using interest rate and mortality assumptions specified in the Pension Plan.

Form of Benefit Payment

The normal form of benefit payment under the Pension Plan is (i) a single life annuity in the case of an unmarried participant or (ii) a 50% joint and survivor annuity in the case of a married participant. Optional forms of payment include a lump sum option, a 75% joint and survivor annuity, and under limited circumstances, a 100% joint and survivor annuity or level income option annuity. The normal form of benefit under the Supplemental Pension Plan is (i) a five-year certain annuity, payable to the participant in five annual installments, credited with interest pursuant to a formula set forth in the Supplemental Pension Plan or (ii) a single lump sum if the value of the Supplemental Pension Plan benefit is $125,000 or less.

Assumptions

The assumptions used in calculating the present value of the accumulated benefit are set forth in “Note 21—Employee Benefits” to the consolidated financial statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024.

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EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

Name	Form of Deferred Compensation	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)

Mr. O’Grady	Deferred Compensation Plan	$—	$—	$—	$—
	Supplemental TIP	39,300	19,650	39,759	731,164
	Deferred Stock Units	—	—	—	—

Mr. Fox	Deferred Compensation Plan	—	—	—	—
	Supplemental TIP	23,650	6,450	55,507	559,705
	Deferred Stock Units	—	—	—	—

Mr. Tyler	Deferred Compensation Plan	—	—	—	—
	Supplemental TIP	15,300	7,650	8,915	197,614
	Deferred Stock Units	—	—	—	—

Mr. Cherecwich	Deferred Compensation Plan	—	—	—	—
	Supplemental TIP	19,800	9,900	116,902	808,988
	Deferred Stock Units	—	—	—	—

Mr. Fradkin	Deferred Compensation Plan	—	—	—	—
	Supplemental TIP	19,800	9,900	408,660	2,504,821
	Deferred Stock Units	—	—	—	—

Mr. Gamba	Deferred Compensation Plan	—	—	—	—
	Supplemental TIP	—	—	—	—
	Deferred Stock Units	—	—	—	—

(1) Amounts in this column also are included in each named executive officer’s compensation reported in the “Summary Compensation Table,” as “Salary.”

(2) Amounts in this column also are included in each named executive officer’s “All Other Compensation” in the “Summary Compensation Table.”

(3) The aggregate earnings in this column are not “above-market” and therefore are not included in the “Summary Compensation Table.”

(4) All amounts representing executive or company contributions in this column have previously been included in each named executive officer’s compensation reported in the “Summary Compensation Table” to the extent that compensation data for each such officer, generally, has been included in such table.

Nonqualified Deferred Compensation

Deferred Compensation Plan

The Corporation provides certain highly compensated employees, including the named executive officers, the opportunity to defer up to 100% of their short-term incentive awards that would otherwise be payable in a specified calendar year into the Deferred Compensation Plan. Deferred amounts represent general unsecured obligations of the Corporation. The Corporation has established a grantor trust (referred to as a “rabbi” trust), under which the assets of the Deferred Compensation Plan are held and invested. The Corporation does not provide any matching contributions or guaranteed rates of return with respect to deferred amounts. Earnings credited with respect to amounts deferred under the Deferred Compensation Plan are based on the performance of a variety of investment alternatives made available under the plan and selected by the participant. Participants are fully vested in the amounts they defer at all times.

Each participant makes an annual irrevocable election, prior to the beginning of each performance year, regarding his or her deferral and distribution elections. Participants are required to make a retirement (normal, early or postponed retirement as defined in the Pension Plan) basis distribution election of a lump sum or five- or ten-year installments. Participants have the option of making an alternative short-term deferral election of at least three calendar years following the year the award would otherwise have been paid, to be distributed in a lump sum. If the participant’s employment ends for any reason prior to his or her early retirement date and the short-term deferral distribution date, the participant’s account balance will be distributed within 60 days of the participant’s employment termination date. Special rules apply with respect to distributions in connection with the death of a participant. If the participant is deemed to be a “key employee,” as defined by the Internal Revenue Code, any post-December 31, 2004 deferrals payable due to separation from service will be delayed for six months following the date of the separation.

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EXECUTIVE COMPENSATION

Supplemental TIP

Supplemental TIP is a nonqualified defined contribution retirement plan that provides the portion of an employee’s benefit that cannot be paid under TIP due to the Internal Revenue Code’s limit on the amount of a participant’s compensation that can be taken into account in determining TIP benefits. Account information provided for Supplemental TIP also includes account balances in the Northern Trust Corporation Supplemental Employee Stock Ownership Plan, which was frozen effective January 1, 2005.

Eligibility and Vesting

An employee is eligible to participate in Supplemental TIP for any calendar year if he or she participates in TIP and as of the prior November 30 his or her base salary exceeded the Internal Revenue Code compensation limit. U.S. employees are eligible to participate in TIP and elect salary deferrals immediately upon their hire, and are eligible for employer matching contributions beginning the first day of the month following the completion of six months of vesting service. Each participant generally vests in the employer contributions under TIP and Supplemental TIP on a graduated basis of 20% per year over five years and is fully vested after completing five years of vesting service. Messrs. O’Grady, Fox, Tyler, Cherecwich and Fradkin participated in both plans in 2024 and are fully vested in their TIP and Supplemental TIP accounts. Mr. Gamba participated in TIP in 2024 but is not fully vested in his TIP account. Mr. Gamba did not participate in Supplemental TIP in 2024.

Contributions

Each participant must make an election prior to the beginning of a calendar year to contribute to Supplemental TIP a portion of his or her base salary that exceeds the Internal Revenue Code compensation limit. The Corporation makes a matching contribution under Supplemental TIP using the formula in TIP, which is 50% of the first 6% of deferred salary, for a maximum matching contribution of 3% of salary.

Investments

Each participant’s Supplemental TIP account is credited with earnings or losses based on various mutual fund investment alternatives made available under Supplemental TIP (which are generally similar to the investment alternatives available to participants under TIP), selected by the participant, and can be changed on a daily basis.

Distributions

No withdrawal or borrowing of Supplemental TIP assets is permitted during a participant’s employment. Distribution of the entire Supplemental TIP account balance generally is made to a participant within ninety days after the participant’s termination of employment. If the participant is deemed to be a “key employee,” as defined by the Internal Revenue Code, the portion of his or her Supplemental TIP account accruing after December 31, 2004 is distributed as a single lump sum following the six-month anniversary of the termination of employment.

Deferred Stock Units

Certain restricted stock units granted prior to 2010 were required to be deferred until the earlier of: (i) the year in which the Human Capital and Compensation Committee reasonably anticipates that, if the payment is made during that year, the deduction of the payment will not be barred by former Internal Revenue Code Section 162(m); or (ii) the period beginning with the date of the participant’s separation from service (as defined in the Corporation’s Amended and Restated 2002 Stock Plan) and ending on the later of the last day of the Corporation’s taxable year in which the participant incurs a separation from service or the fifteenth day of the third month following such separation from service. “Aggregate Earnings in Last FY” in the Nonqualified Deferred Compensation table represent the change in the value of deferred stock units, which is based on the change in the value of the underlying shares of common stock into which the stock units convert.

Potential Payments Upon Termination of Employment or a Change in Control of the Corporation

In addition to benefits to which the Corporation’s employees would be entitled upon a termination of employment generally, the Corporation provides certain additional benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a change in control of the Corporation. Described below are the benefits that the named executive officers would receive upon certain types of termination of employment, upon a change in control of the Corporation and upon a termination following a change in control of the Corporation.

Equity Compensation Plans and Agreements

As described above under “Description of Certain Awards Granted in 2024” beginning on page 59, the Corporation’s equity compensation plans and agreements provide enhanced benefits to named executive officers upon a termination of

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EXECUTIVE COMPENSATION

employment with the Corporation or a subsidiary due to death, disability, or retirement (when such termination is not a termination described in the Change in Control Plan as discussed below).

In the case of a termination of a named executive officer’s employment due to death or disability, equity award agreements for restricted stock units and performance stock units provide for the full vesting of such units. In the case of a termination of a named executive officer’s employment due to severance, equity award agreements for restricted stock units and performance stock units provide for continued vesting. In the case of a termination of a named executive officer’s employment due to retirement (after satisfying applicable age and service requirements), restricted stock units and performance stock units will continue to vest.

Change in Control Plan

As discussed above under “Severance Benefits and Change in Control Plan” beginning on page 53, each of our named executive officers is a participant in the Northern Trust Corporation Executive Change in Control Severance Plan, providing participants with certain benefits upon a qualifying termination of employment within two years following a change in control. The Corporation’s decision to adopt the Change in Control Plan and the determination of the level of benefits under the plan were exercises in judgment, informed by: (i) the recognition that all named executive officers are employed at-will; (ii) the Corporation’s desire to provide the named executive officers with sufficient security to ensure they are not distracted and remain focused on maximizing stockholder value during and after a change in control; (iii) the Corporation’s goal of providing executive compensation at levels that are competitive with similar positions to those in its peer group companies; (iv) the nature and scope of the job responsibilities undertaken by the named executive officers; and (v) the terms of other types of compensation paid by the Corporation to the named executive officers. In particular, in setting the terms of the benefits payable to the named executive officers under various termination scenarios, the Human Capital and Compensation Committee was guided in large part by a desire to be sufficiently responsive to market forces and the environment in which the Corporation seeks to attract, motivate and retain its named executive officers by providing benefits consistent and competitive with those of the peer group companies with which it competes for top executive talent.

The Change in Control Plan provides benefits upon the occurrence of the following terminations of employment that are in connection with an actual change in control of the Corporation:

●	a termination of the executive’s employment by the Corporation or a subsidiary without “good reason” that occurs within two years after a change in control of the Corporation; or

●	an executive’s voluntary termination of employment with the Corporation or a subsidiary for “good reason” that occurs within two years after a change in control of the Corporation.

The benefits provided to a named executive officer upon such a termination of employment would consist of the following:

●

A lump sum payment equal to two times (or three times for the CEO) the sum of: (i) the named executive officer’s annual salary in effect on the date of employment termination, or if higher, the date of the change in control; and (ii) the average of the named executive officer’s awards under the Corporation’s cash incentive plans for the last three fiscal years of participation in such plans prior to the date of termination, or, if higher, the date of the change in control.

●

A lump sum payment of a prorated portion of the average amounts paid to the named executive officer under the Corporation’s cash incentive plans for the last three fiscal years of participation in such plans prior to the date of termination, or, if higher, the date of the change in control, less any amounts paid to the named executive officer under those plans with respect to completed performance periods occurring in the year the named executive officer’s employment terminates.

●

An amount equal to the monthly welfare premiums for certain welfare benefit plans in which the named executive officer participated as of the change in control and subsequent termination of employment (less the active employee rates for such coverage) multiplied by 24 (or 36 for the CEO).

The foregoing notwithstanding, the Change in Control Plan provides that in the event any payment to a named executive officer is determined to be an “excess parachute payment” (as defined in the Internal Revenue Code), such payment must either be reduced such that no portion thereof is subject to excise tax or, if it would be more favorable to the named executive officer to whom the payment is due on an after-tax basis, the named executive officer must pay the applicable excise tax without any assistance from the Corporation or its affiliates.

66	2025 Proxy Statement | Northern Trust Corporation

EXECUTIVE COMPENSATION

Except as otherwise noted, the following table quantifies the additional amounts described above that each named executive officer would receive upon the related triggering event assuming such event took place on December 31, 2024 (the last business day of the most recently completed fiscal year).

		Retirement (1)	Death (1)	Disability (1)	Severance	Termination in connection with a Change in Control

Mr. O’Grady	Stock Options	$—	$—	$—	$—	$—

	Restricted Stock Units(2)	8,167,273	8,167,273	8,167,273	8,167,273	8,167,273

	Performance Stock Units(3)	18,404,992	18,404,992	18,404,992	18,404,992	18,404,992

	Cash Severance					7,000,000

	Pro-Rata Bonus					1,333,333

	Supplemental Pension Plan / TIP					—

	Welfare Benefits(4)					65,346

	Reduction to Prevent Excise Tax					—

Total		$26,572,265	$26,572,265	$26,572,265	$26,572,265	$34,970,944

Mr. Fox	Stock Options	$—	$—	$—	$—	$—

	Restricted Stock Units(2)	1,659,360	1,659,360	1,659,360	1,659,360	1,659,360

	Performance Stock Units(3)	672,833	672,833	672,833	672,833	672,833

	Cash Severance					2,165,467

	Pro-Rata Bonus					522,733

	Supplemental Pension Plan / TIP					—

	Welfare Benefits(4)					36,720

	Reduction to Prevent Excise Tax					—

Total		$2,332,193	$2,332,193	$2,332,193	$2,332,193	$5,057,114

Mr. Tyler	Stock Options	n/a	$—	$—	$—	$—

	Restricted Stock Units(2)	n/a	2,494,283	2,494,283	2,494,283	2,494,283

	Performance Stock Units(3)	n/a	5,479,964	5,479,964	5,479,964	5,479,964

	Cash Severance					3,300,000

	Pro-Rata Bonus					1,050,000

	Supplemental Pension Plan / TIP					—

	Welfare Benefits(4)					43,564

	Reduction to Prevent Excise Tax					—

Total		$—	$7,974,247	$7,974,247	$7,974,247	$12,367,811

Mr. Cherecwich	Stock Options	$—	$—	$—	$—	$—

	Restricted Stock Units(2)	2,948,396	2,948,396	2,948,396	2,948,396	2,948,396

	Performance Stock Units(3)	6,750,907	6,750,907	6,750,907	6,750,907	6,750,907

	Cash Severance					3,955,000

	Pro-Rata Bonus					1,302,500

	Supplemental Pension Plan / TIP					—

	Welfare Benefits(4)					36,720

	Reduction to Prevent Excise Tax					—

Total		$9,699,302	$9,699,302	$9,699,302	$9,699,302	$14,993,523

Mr. Fradkin	Stock Options	$—	$—	$—	$—	$—

	Restricted Stock Units(2)	2,965,501	2,965,501	2,965,501	2,965,501	2,965,501

	Performance Stock Units(3)	6,750,907	6,750,907	6,750,907	6,750,907	6,750,907

	Cash Severance					3,955,000

	Pro-Rata Bonus					1,302,500

	Supplemental Pension Plan / TIP					—

	Welfare Benefits(4)					42,116

	Reduction to Prevent Excise Tax					—

Total		$9,716,407	$9,716,407	$9,716,407	$9,716,407	$15,016,024

Mr. Gamba	Stock Options	n/a	$—	$—	$—	$—

	Restricted Stock Units(2)	n/a	5,690,461	5,690,461	5,690,461	5,690,461

	Performance Stock Units(3)	n/a	2,298,318	2,298,318	2,298,318	2,298,318

	Cash Severance					3,645,000

	Pro-Rata Bonus					1,147,500

	Supplemental Pension Plan / TIP					—

	Welfare Benefits(4)					42,896

	Reduction to Prevent Excise Tax					—

Total		$—	$7,988,778	$7,988,778	$7,988,778	$12,824,174

Note: The value of each equity award included in this table is based on a price of $102.50 per share (the closing market price of the Corporation’s common stock on December 31, 2024).

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EXECUTIVE COMPENSATION

(1) Upon retirement, death or disability each named executive officer remains eligible to receive a termination year bonus under the Northern Partners Incentive Plan (NPIP) at the discretion of the Human Capital and Compensation Committee.

(2) Restricted Stock Units amounts represent the value at December 31, 2024 of all unvested RSUs (including accrued cash dividends on the RSUs).

(3) Performance stock unit award values are based upon the target number of shares underlying 2022, 2023, and 2024 awards outstanding as of December 31, 2024 (including accrued dividend equivalents on the PSUs).

(4) The value of this continued benefit coverage is derived by multiplying the Corporation’s annual cost of providing such coverage in 2024 by the applicable severance multiple.

CEO Pay Ratio

The table below sets forth an estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees, other than the CEO, for the year ended December 31, 2024.

Annual total compensation of the CEO for 2024	$10,929,786

Annual total compensation of the median employee for 2024	$72,673

Ratio of annual total compensation of the CEO to the annual total compensation of the median employee for 2024	150:1

Our median employee was identified as of October 1, 2023, using the total cash compensation paid to all full-time, part-time, seasonal, and temporary employees in all jurisdictions for the nine-month period ended September 30, 2023. The compensation of full-time employees hired in 2023 and of those for whom pay was reduced due to a voluntary leave of absence was annualized as permitted under the rules of the SEC. We did not use any other material assumptions, adjustments, or estimates in identifying the median employee.

In determining whether it would be appropriate to use the previously identified median employee when presenting the ratio of our CEO’s annual total compensation to the median of all of our employees for the year ended December 31, 2024, we considered whether any changes to our employee population or employee compensation arrangements would significantly impact our pay ratio disclosure and concluded that they would not. The annual total compensation of such employee was calculated using the same methodology used to calculate the compensation of our named executive officers in the Summary Compensation Table on page 57.

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EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between “compensation actually paid” to our CEO and to our other named executive officers and certain financial performance of the Corporation. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Corporation’s pay-for-performance
philosophy and how the Corporation aligns executive compensation with the Corporation’s performance, refer to “Compensation Discussion and Analysis” beginning on page 31 of this Proxy Statement.

Year	Summary Compensation Table Total for CEO ($)(1)	Compensation	Average Summary Compensation Table Total	Average Compensation Actually Paid to Other NEOs ($)(4)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Adjusted ROE (%)(6)
		Actually Paid to CEO ($)(2)	Compensation for Other NEOs ($)(3)		Corporation TSR ($)	KBW Index TSR ($)(5)

2024	$10,929,786	$21,250,495	$3,975,228	$6,725,032	$113.12	$132.60	$2,031	13.7

2023	10,174,760	11,222,036	5,362,543	5,382,367	90.05	96.65	1,107	12.1

2022	10,816,639	4,016,997	5,671,222	2,404,602	90.98	97.52	1,336	14.8

2021	10,449,233	18,479,485	4,381,631	6,913,472	119.42	124.06	1,545	13.9

2020	9,189,814	4,352,289	3,947,748	2,088,995	90.71	89.69	1,209	11.2

(1) Mr. O’Grady was CEO for each of the covered years.
(2) Amounts reported in this column are based on total compensation reported for our CEO in the Summary Compensation Table. Adjustments to the compensation reported in the Summary Compensation Table for performance year 2024 are shown in the table below. Adjustments for the 2020-2023 performance years may be found in the Proxy Statement related to our 2024 Annual Meeting of Stockholders. The fair value of equity awards was computed in accordance with the Corporation’s methodology used for financial reporting purposes.

		2024

	Total compensation as reported in the Summary Compensation Table	$10,929,786

Subtract	Change in pension values reported in the Summary Compensation Table for covered fiscal year	(137,067)

Subtract	Fair value of equity awards granted during covered fiscal year	(7,700,038)

Add	Pension value attributable to covered fiscal year’s service and any change in pension value attributable to plan amendments made in the covered year	107,687

Add	Fair value of equity awards granted in covered fiscal year and that are unvested at end of such covered fiscal year – valued at year-end	12,678,006

Add	Fair value of equity awards granted in covered fiscal year that vested during such covered fiscal year – valued on date of vesting	149,358

Add	Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	1,381,852

Add	Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	4,171,160

Subtract	Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	(330,249)

Subtract	Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—

Equals	Compensation Actually Paid to CEO	$21,250,495
(3) For 2024, our other named executive officers were Messrs. Cherecwich, Fox, Fradkin, Gamba, and Tyler. For 2023, our other named executive officers were Messrs. Cherecwich, Fradkin, Gamba, and Tyler. For 2022, our other named executive officers were Messrs. Cherecwich, Fradkin, Tyler, and Shundrawn Thomas and Alexandria Taylor. For 2021 and 2020, our other named executive officers were Messrs. Cherecwich, Fradkin, Thomas, and Tyler.

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EXECUTIVE COMPENSATION

(4) Amounts reported in this column are based on the average of the total compensation reported for our other named executive officers in the Summary Compensation Table. Adjustments to the compensation reported in the Summary Compensation Table for performance year 2024 are shown in the table below. Adjustments for the 2020-2023 performance years
may be found in the Proxy Statement related to our 2024 Annual Meeting of Stockholders. The fair value of equity awards was computed in accordance with the Corporation’s methodology used for financial reporting purposes.

		2024

	Total compensation as reported in the Summary Compensation Table	$3,975,228

Subtract	Change in pension values reported in the Summary Compensation Table for covered fiscal year	(81,348)

Subtract	Fair value of equity awards granted during covered fiscal year	(2,213,784)

Add	Pension value attributable to covered fiscal year’s service and any change in pension value attributable to plan amendments made in the covered year	41,721

Add	Fair value of equity awards granted in covered fiscal year and that are unvested at end of such covered fiscal year – valued at year-end	3,625,966

Add	Fair value of equity awards granted in covered fiscal year that vested during such covered fiscal year – valued on date of vesting	26,810

Add	Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	345,355

Add	Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	1,079,612

Subtract	Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	(74,528)

Subtract	Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—

Equals	Compensation Actually Paid to Named Executive Officers	$6,725,032
(5) The KBW Index is a modified-capitalization-weighted index made up of 24 of the largest banking companies in the United States. The Corporation is included in the KBW Index.
(6) For an explanation and reconciliation of ROE to Adjusted ROE, see page 52 of this Proxy Statement.
Financial Performance Measures
As discussed in “Compensation Discussion and Analysis,” our executive compensation program and compensation decisions reflect the guiding principles of being linked to long-term performance and aligned with stockholder interests. The metrics used within our incentive plans are selected to support these objectives. The following were the most important financial performance measures, as determined by the Corporation, to link executive compensation actually paid to the Corporation’s named executive officers to the Corporation’s performance for the most recently completed fiscal year:

●	Total Shareholder Return (“TSR”)

●	Adjusted ROE

●	Pre-tax Income

70	2025 Proxy Statement | Northern Trust Corporation

EXECUTIVE COMPENSATION

Analysis of the Information Presented in the Pay Versus Performance Table
While the Corporation utilizes several performance measures to align executive compensation with Corporation performance, not all of those performance measures are presented in the Pay Versus Performance table set forth above. Moreover, the Corporation generally seeks to incentivize long-term performance, and therefore does not specifically align the Corporation’s compensation that is actually paid (as computed in accordance with Item 402(v) of
Regulation S-K) with
Corporation performance for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and TSR (1)

(1) TSR measurement period commenced December 31, 2019.
Compensation Actually Paid and Net Income

2025 Proxy Statement | Northern Trust Corporation	71

EXECUTIVE COMPENSATION

Compensation Actually Paid and
Adjusted
ROE

72	2025 Proxy Statement | Northern Trust Corporation

DIRECTOR COMPENSATION

The Human Capital and Compensation Committee is responsible for reviewing non-employee director compensation and making a recommendation with respect thereto to the Board. In doing so, the Committee works with its independent compensation consultant to periodically review non-employee director compensation data for the same peer group utilized by the Committee to inform its decision-making with respect to executive compensation and has access to such other resources as it deems appropriate. Under the current plan design, non-employee directors are compensated for their services with cash compensation and equity awards in the form of restricted stock units. Directors who are employees of the Corporation receive no additional compensation for serving on the Board or on any Board committee.

Annual Retainer and Other Fees

The following table describes the components of non-employee director compensation in 2024. All components other than the annual restricted stock unit grant are paid in cash.

Compensation Component	2024 Amount

Annual Restricted Stock Unit Grant	$145,000

Annual Cash Retainer	110,000

Annual Lead Director Retainer	42,500

Annual Committee Chair Retainer	25,000

Annual Committee Retainer (members of the Audit Committee, Business Risk Committee, and/or Capital Governance Committee, including Chair)	10,000

Annual Subcommittee Chair Retainer	25,000

Annual Cybersecurity Risk Oversight Subcommittee Retainer, including the Chair	10,000

Annual restricted stock units were granted to non-employee directors in April 2024 and will vest on April 22, 2025, the date of the 2025 Annual Meeting of Stockholders. Directors’ stock units do not have voting rights and dividend equivalents thereon are subject to the same vesting, forfeiture and distribution provisions as the underlying stock units. Each stock unit entitles a director to one share of common stock at vesting, unless a director elects to defer receipt of the shares.

Deferral of Compensation

Non-employee directors may elect to defer payment of their cash compensation and stock units until termination of their service as directors. Any deferred cash compensation is converted into stock units representing shares of common stock. The value of each such stock unit is based upon the price of the stock at the end of the calendar quarter for which the cash compensation would have been paid. Dividends on all stock units deferred prior to January 1, 2018 (including stock units representing deferred cash compensation) are paid quarterly to a cash account and accrue interest at an interest rate determined from time to time by the Human Capital and Compensation Committee. Dividends on all stock units deferred on or after January 1, 2018 (including stock units representing deferred cash compensation) are converted into additional stock units representing shares of common stock based upon the closing price of the stock on the day such dividend would have been paid. For compensation deferred prior to January 1, 2018, the value of stock units representing deferred cash compensation, as well as all dividends on stock units representing deferred compensation of any form, will be paid out in cash, and stock units representing deferred stock unit compensation will be distributed in stock, in each case in a lump sum or in up to ten annual installments at the election of the director. For compensation deferred on or after January 1, 2018, the value of all stock units (including stock units representing deferred cash compensation, as well as all dividends on stock units representing deferred compensation of any form) will be distributed in stock in a lump sum or in up to ten annual installments at the election of the director.

Stock Ownership Guidelines

By the fifth anniversary of election to the Board, non-employee directors are required to hold shares of the Corporation’s common stock equal to five times the annual cash retainer provided to directors. If the minimum requirement is not met upon or at any time after such date, he or she is expected to retain 100% of the net, after-tax shares received upon vesting of equity awards or exercises of stock options until the minimum is met.

As of December 31, 2024, all non-employee directors met or exceeded the stock ownership guidelines to which they were subject.

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DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth all compensation earned by each non-employee director of the Corporation in 2024.

Name(1)	Fees Earned or Paid in Cash ($)(2)		Stock Awards ($)(3)	Total ($)

Linda Walker Bynoe	$145,000		$144,958	$289,958

Susan Crown	112,912		144,958	257,870

Chandra Dhandapani	64,973		127,918	192,890

Dean M. Harrison	184,030	(4)	144,958	328,988

Jay L. Henderson	223,618	(4)	144,958	368,576

Marcy S. Klevorn	165,000		144,958	309,958

Siddharth N. “Bobby” Mehta	184,030	(4)	144,958	328,988

Jose Luis Prado	32,033		—	32,033	(5)

Martin P. Slark	110,000		144,958	254,958

David H. B. Smith, Jr.	155,000		144,958	299,958

Donald Thompson	145,000		144,958	289,958

Charles A. Tribbett III	110,000		144,958	254,958

(1) Does not include Robert E. Moritz or Richard M. Petrino, who were appointed to the Board in January 2025.

(2) Ms. Dhandapani, Mr. Harrison, and Mr. Thompson elected to receive stock units in lieu of cash for all of their annual cash retainers earned in fiscal 2024 under the deferred compensation plan available to our non-employee directors.

(3) This column shows the grant date fair value of the stock awards for all non-employee directors in 2024, computed in accordance with FASB ASC Topic 718. See “Note 22—Share-Based Compensation Plans” to the consolidated financial statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the assumptions made by the Corporation in the valuation of these stock unit awards. As of December 31, 2024, each non-employee director serving on such date held 1,822 unvested stock units, which represents the stock unit award made by the Corporation in April 2024 described above, except for Ms. Dhandapani who held 1,607 unvested stock units awarded as of her commencement date as director in May 2024.

(4) Includes fees paid in cash for service on certain board committees of subsidiaries of the Corporation.

(5) Amounts reported for Mr. Prado reflect compensation earned through April 16, 2024, the effective date of his retirement from the Board.

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EQUITY COMPENSATION PLAN INFORMATION

Set forth below is information with respect to equity compensation plans under which the common stock of the Corporation was authorized for issuance as of December 31, 2024.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants, and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)		Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in the Second Column) (#)

Equity compensation plans approved by stockholders	3,762,381	(1)	$74.36	(2)	12,297,075	(3)

Equity compensation plans not approved by stockholders	N/A		N/A		N/A

Total	3,762,381		$74.36	(2)	12,297,075

(1) Includes shares of common stock underlying outstanding or deferred restricted stock unit, performance stock unit and stock option awards.

(2) Restricted stock units and performance stock units are excluded when determining the weighted-average exercise price.

(3) All shares are available for issuance under the Corporation’s 2017 Long-Term Incentive Plan.

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AUDIT COMMITTEE REPORT

The Audit Committee is responsible for providing oversight of the Corporation’s financial reporting functions and internal control over financial reporting. The Audit Committee’s function is one of oversight, recognizing that: (i) management is responsible for the complete and accurate preparation of the Corporation’s consolidated financial statements, including internal control over financial reporting; and (ii) KPMG LLP, the Corporation’s independent registered public accounting firm, is responsible for performing an audit on such consolidated financial statements and expressing an opinion as to whether they are free of material misstatement and presented in accordance with U.S. generally accepted accounting principles. KPMG LLP is also responsible for expressing an opinion as to whether the Corporation maintained effective internal control over financial reporting.

Consistent with its oversight responsibilities, the Audit Committee has reviewed and discussed with management and KPMG LLP the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2024. The Audit Committee has also discussed with KPMG LLP the firm’s assessment of the Corporation’s internal controls and the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standards No. 1301, “Communications with Audit Committees.” The Audit Committee has also received and discussed the written disclosures from KPMG LLP required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence” and has conducted a discussion with KPMG LLP regarding its independence. The Audit Committee also considered whether the provision of non-audit services by KPMG LLP to the Corporation for the fiscal year ended December 31, 2024 is compatible with maintaining KPMG LLP’s independence.

Based on the above-mentioned reviews and discussions, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board that the Corporation’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Audit Committee*

Jay L. Henderson (Chair)

Linda Walker Bynoe

Dean M. Harrison

Marcy S. Klevorn

David H. B. Smith, Jr.

* Note, while Robert E. Moritz and Richard M. Petrino are both members of the Audit Committee as of the date of this Proxy Statement, their appointment to the Committee became effective subsequent to the Committee’s recommendation to the Board that the Corporation’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

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AUDIT MATTERS

Fees of Independent Registered Public Accounting Firm

Description of Fees	2024	2023

Audit Fees	$5,521,900	$5,089,756

Audit-Related Fees	4,045,077	4,318,200

Tax Fees	792,027	885,949

All Other Fees	4,500	6,500

Total	$10,363,504	$10,300,405

Audit Fees include fees for professional services rendered for the annual integrated audit of the Corporation’s consolidated financial statements for the fiscal year (including services relating to the audit of internal control over financial reporting), audits of subsidiary financial statements, reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q and comfort letters.

Audit-Related Fees include fees for services that were reasonably related to performance of the audit of the annual consolidated financial statements for the fiscal year, other than Audit Fees, such as employee benefit plan audits, internal control reviews, service organization control reports and other attestation services.

Tax Fees include fees for tax return preparation, tax compliance and tax advice.

All Other Fees include fees for all services other than Audit Fees, Audit-Related Fees and Tax Fees, including various advisory and regulatory services.

Pre-Approval Policies and Procedures of the Audit Committee

The Audit Committee has in place a policy regarding the engagement of independent public accounting firms to provide auditor services to the Corporation. The purpose of the policy is to establish procedures for Audit Committee pre-approval of all auditor services to be provided to the Corporation by its independent registered public accounting firm. Auditor services include audit services, audit-related services, and non-audit services, including tax services. The policy provides that the Audit Committee, the Chair or any Audit Committee member delegated the authority (a “Designated Member”) has the authority to grant pre-approvals of auditor services. In addition, the policy provides that the independent registered public accounting firm may be engaged to provide only those non-audit services: (i) that are permitted by SEC rules; and (ii) that, in the judgment of the Audit Committee, maintain the independent registered public accounting firm’s independence from the Corporation. In evaluating whether a proposed engagement of the Corporation’s independent registered public accounting firm for a specific permitted non-audit service maintains the firm’s independence from the Corporation, the Audit Committee or a Designated Member thereof must consider whether the proposed engagement would cause the independent registered public accounting firm to: (a) audit its own work; (b) perform management functions; or (c) act as an advocate for the Corporation. The independent registered public accounting firm shall in no event be engaged to perform any prohibited services, as set forth in the policy.

All audit, audit-related, tax and other services provided by KPMG LLP in 2024 were pre-approved in accordance with the Audit Committee’s policy regarding the engagement of independent public accounting firms to provide auditor services to the Corporation.

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ITEM 3—RATIFICATION OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm is appointed annually by the Corporation’s Audit Committee. The Audit Committee routinely reviews the performance and retention of our independent registered public accounting firm, including an evaluation of service quality, the nature and extent of non-audit services, and other factors required to be considered when assessing independence from the Corporation and its management. The Audit Committee also periodically considers whether there should be a rotation of our principal independent registered public accounting firm. For the year ending December 31, 2025, the Audit Committee has authorized the engagement of KPMG LLP as the Corporation’s independent registered public accounting firm. KPMG LLP served as the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2024. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Corporation’s independent registered public accounting firm is not required. However, the Board is submitting the selection of KPMG LLP as the Corporation’s independent registered public accounting firm to the stockholders for ratification because it believes it is a governance best practice to do so. If the stockholders fail to ratify KPMG LLP as the independent registered public accounting firm, the Audit Committee will reassess its appointment, but in such event it may elect to retain KPMG LLP nonetheless. Further, even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Corporation and its stockholders.

The Board unanimously recommends that you vote FOR the ratification of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

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STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Any stockholder proposals for the Corporation’s 2026 Annual Meeting of Stockholders (other than proxy access nominations) must be received by the Corporation, directed to the attention of the Corporation’s Corporate Secretary, no later than November 12, 2025, in order to be eligible for inclusion in the Corporation’s proxy statement and form of proxy for that meeting. Director nominations for inclusion in the Corporation’s proxy statement and form of proxy for the 2026 Annual Meeting of Stockholders pursuant to the proxy access provision in the Corporation’s By-laws must be received by the Corporation’s Corporate Secretary no earlier than October 13, 2025, and no later than November 12, 2025. All proposals and director nominations submitted by stockholders must comply in all respects with the rules and regulations of the SEC and the Corporation’s By-laws.

Under the Corporation’s By-laws, other proposals that are not eligible for inclusion in the proxy statement will be considered timely and may be eligible for presentation at the 2026 Annual Meeting of Stockholders if they are received by the Corporation in the form of a written notice, directed to the attention of the Corporation’s Corporate Secretary, no earlier than November 23, 2025, and no later than December 23, 2025. If the 2026 Annual Meeting of Stockholders is called for a date that is not within thirty days before or after the anniversary date of this Annual Meeting, notice by the stockholder in order to be timely must be received within ten days after notice of the 2026 Annual Meeting is mailed or public disclosure of the date of the Annual Meeting is made, whichever occurs first. The notice must contain the information required by the Corporation’s By-laws.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 21, 2026.

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SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the beneficial ownership of the Corporation’s common stock as of December 31, 2024 for each director, each named executive officer and all directors and executive officers of the Corporation as a group.

Name of Beneficial Owner	Shares (1)(2)	Shares under Exercisable Options (3)	Total Beneficial Ownership of Common Stock	Percent of Class

Non-Employee Directors:

Linda Walker Bynoe	30,979	—	30,979	*

Susan Crown	51,751	—	51,751	*

Chandra Dhandapani	693	—	693	*

Dean M. Harrison	28,068	—	28,068	*

Jay L. Henderson	14,594	—	14,594	*

Marcy S. Klevorn	8,324	—	8,324	*

Siddharth N. “Bobby” Mehta	7,531	—	7,531	*

Robert E. Moritz(4)	—	—	—	*

Richard M. Petrino(5)	—	—	—	*

Martin P. Slark	21,888	—	21,888	*

David H. B. Smith, Jr.(6)	80,812	—	80,812	*

Donald Thompson	25,891	—	25,891	*

Charles A. Tribbett III	35,233	—	35,233	*

Named Executive Officers:

Michael G. O’Grady	340,174	98,877	439,051	*

David W. Fox, Jr.	51,357	—	51,357	*

Jason J. Tyler	43,496	11,440	54,936	*

Peter B. Cherecwich	46,032	26,132	72,164	*

Steven L. Fradkin	246,596	—	246,596	*

Daniel E. Gamba	10,552	—	10,552	—

All directors and executive officers as a group (29 persons)	1,318,714	184,946	1,503,660	*

* Less than 1%.

(1) Except as noted below, the nature of beneficial ownership for shares shown in this table is sole voting and investment power (including shares as to which spouses and minor children of the individuals covered by this table have such power).

(2) Amount includes restricted stock units payable on a one-for-one basis in shares of the Corporation’s common stock that are scheduled to vest within sixty days of December 31, 2024 in the following amounts: Mr. O’Grady – 27,846 units; Mr. Fox – 5,710 units; Mr. Tyler – 8,389 units; Mr. Cherecwich – 10,158 units; Mr. Fradkin – 10,288 units; Mr. Gamba – 2,933 units; and all directors and officers as a group – 110,431 units.

(3) Amount includes options that were exercisable as of December 31, 2024 and options that become exercisable within sixty days thereafter.

(4) Mr. Moritz was appointed as a director of the Corporation effective March 1, 2025

(5) Mr. Petrino was appointed as a director of the Corporation effective January 22, 2025.

(6) Amount includes 1,704 shares held in a trust over which Mr. Smith shares voting and investment power with one other individual. Amount excludes 1,069,700 shares held in certain trusts over which Mr. Smith directly or indirectly shares voting and investment power with three or more other individuals. Mr. Smith is the beneficiary of a trust holding 1,069,200 of such excluded shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table includes information concerning stockholders who were known by the Corporation to be the beneficial owners of more than 5% of the outstanding shares of the Corporation’s common stock as of December 31, 2024.

Name and Address	Shares	Percent of Class

The Vanguard Group, Inc.(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	23,376,334	11.9%

FMR LLC(2) 245 Summer Street Boston, Massachusetts 02210	18,125,859	9.3%

BlackRock, Inc.(3) 55 East 52nd Street New York, New York 10055	15,311,708	7.8%

(1) As reported on a Schedule 13G/A filed on February 13, 2024, of the shares reported, The Vanguard Group, Inc. (“Vanguard”) did not have sole voting power with respect to any shares reported, and had shared voting power with respect to 258,618 shares, or 0.1% of the outstanding common stock. Vanguard had sole investment power with respect to 22,471,115 shares, or 11.5% of the outstanding common stock, and shared investment power with respect to 905,219 shares, or 0.5% of the outstanding common stock.

(2) As reported on a Schedule 13G/A filed by FMR LLC and Abigail P. Johnson on November 12, 2024, FMR LLC had sole voting power with respect to 18,125,859 shares, or 9.3% of the outstanding common stock. None of the entities had shared voting or investment power with respect to any shares reported. FMR LLC and Abigail P. Johnson had sole investment power with respect to all shares reported. Based on the Schedule 13G, the securities as to which the Schedule 13G was filed are owned of record by one or more other persons/entities identified therein.

(3) As reported on a Schedule 13G/A filed on January 26, 2024, of the shares reported, BlackRock, Inc. (“BlackRock”) had sole voting power with respect to 13,824,274 shares, or 7.1% of the outstanding common stock, and it did not have shared voting power with respect to any shares reported. BlackRock had sole investment power with respect to all shares reported.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held on April 22, 2025 at 10:30 a.m., Central Time.

We have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet at www.virtualshareholdermeeting.com/NTRS2025. Access to the virtual meeting platform will begin at 10:15 a.m., Central Time, and we encourage you to access the virtual meeting platform prior to the start time. For those unable to attend the virtual Annual Meeting, a recorded version will be made available on our website.

Who can attend the Annual Meeting?

Stockholders at the close of business on the record date, February 24, 2025, or their duly appointed proxies, may participate, vote and submit questions at our Annual Meeting. To do so, you must enter the control number found on your Notice Regarding the Availability of Proxy Materials (the “Notice”), proxy card or voting instruction form at www.virtualshareholdermeeting.com/NTRS2025. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

Stockholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have in an in-person meeting. Questions that comply with the Annual Meeting’s rules of conduct and that are pertinent to the purpose of the Annual Meeting will be answered during the meeting, subject to time constraints. We may address substantially similar questions, or questions that relate to the same topic, in a single response. If you have a question of personal interest that is not of general concern to all stockholders, or if a question posed at the Annual Meeting was not otherwise answered, we encourage you to contact us separately after the Annual Meeting by visiting www.northerntrust.com/contact-us-corporate-overview.

What if I am having technical difficulties or want additional information?

If you are experiencing technical difficulties accessing the virtual Annual Meeting, you may call the technical support numbers posted on the log-in page of the virtual meeting platform. For additional stockholder support or if you have any other questions, please contact us by visiting www.northerntrust.com/contact-us-corporate-overview.

Who can vote at the Annual Meeting?

Record holders of the Corporation’s common stock at the close of business on February 24, 2025 may vote at the Annual Meeting. On such date, the Corporation had 194,971,609 shares of common stock outstanding.

You are entitled to one vote for each share of common stock that you owned of record at the close of business on February 24, 2025. The proxy card or Notice, as applicable, indicates the number of shares you are entitled to vote at the Annual Meeting.

How do I vote?

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares promptly.

If you are a “stockholder of record” (that is, you hold your shares of the Corporation’s common stock in your own name), you may vote your shares by proxy using any of the following methods:

●	using the Internet site listed on the Notice or the proxy card;

●	calling the toll-free telephone number listed on the proxy card; or

●	completing, signing, dating and returning your proxy card.

The Internet and telephone voting procedures set forth on the Notice and the proxy card are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions and to confirm that their instructions have been properly recorded. If you vote by Internet or telephone, you should not return your proxy card.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What if I am a “beneficial owner”?

If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of the Corporation’s common stock through a broker, bank or other nominee), you will receive from the record holder, in the form of a Notice or otherwise, voting instructions (including instructions, if any, on how to vote by Internet or telephone) that you must follow in order to have your shares voted at the Annual Meeting. Under the rules of various national and regional securities exchanges, brokers, banks and other nominees that hold securities on behalf of beneficial owners generally may vote on routine matters even if they have not received voting instructions from the beneficial owners for whom they hold securities, but are not permitted to vote on nonroutine matters unless they have received such voting instructions. While the ratification of the appointment of the Corporation’s independent registered public accounting firm is considered to be a routine matter, each of the other matters to be presented to the stockholders at the Annual Meeting described in this Proxy Statement is considered to be a nonroutine matter. Therefore, if you fail to provide your specific voting instructions, your broker may only vote your shares on the ratification of the appointment of the Corporation’s independent registered public accounting firm. Consequently, it is important that you communicate your voting instructions by using any of the following methods so your vote can be counted:

●	using the Internet site listed on the voting instruction form;

●	calling the toll-free telephone number listed on the voting instruction form; or

●	completing, signing, dating and returning your voting instruction form.

What if I own my shares through TIP?

If you own shares of common stock as a participant in TIP your proxy card will cover the shares credited to your plan account. The completed proxy card (or vote by Internet or telephone) will serve as your voting instructions to the TIP trustee. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m., Eastern Time, on April 17, 2025.

What if I return my proxy card without specifying my voting choices?

Whether you vote by Internet, telephone or mail, your shares will be voted in accordance with your instructions. If you sign, date and return your proxy card without indicating how you want your shares to be voted, the proxy holders will vote your shares in accordance with the following recommendations of the Board:

Item 1	—	FOR the election of each nominee for director;

Item 2	—

FOR the approval, by an advisory vote, of the 2024 compensation of the Corporation’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC;

Item 3	—	FOR the ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

The proxy holders are authorized to vote as they shall determine in their sole discretion on any other business that may properly come before the Annual Meeting.

May I change my vote or revoke my proxy?

You may change or revoke your proxy at any time before it is voted at the Annual Meeting by:

●	sending a written notice of revocation to the Corporation’s Corporate Secretary;

●	submitting another signed proxy card with a later date;

●	voting by Internet or telephone at a later date; or

●	attending the Annual Meeting and completing and submitting a ballot online during the meeting at www.virtualshareholdermeeting.com/NTRS2025.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

If you hold your shares through a broker, bank or other nominee and wish to revoke your proxy, you will need to contact that party to revoke your proxy.

What constitutes a quorum?

A quorum of stockholders is necessary to hold the Annual Meeting. A majority of the outstanding shares entitled to vote at the Annual Meeting is required to be present in order to establish a quorum. Abstentions and broker nonvotes, if any, will be counted as present for purposes of establishing a quorum. A “broker nonvote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. As noted above, brokers, banks and other nominees generally cannot vote your shares on any of the matters to be presented to stockholders at the Annual Meeting described in this Proxy Statement, other than the ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2025, without your specific instructions. Please return your proxy card or voting instruction form, as applicable, or vote by Internet or telephone so your vote can be counted. An inspector of election appointed for the Annual Meeting will tabulate all votes cast at the Annual Meeting. In the event a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies. Virtual attendance at our Annual Meeting constitutes presence for purposes of establishing a quorum at the meeting.

What is the required vote to approve each of the proposals?

The following table indicates the vote required for approval of each item to be presented to the stockholders at the Annual Meeting and the effect of abstentions and broker nonvotes.

Item	Required Vote	Effect of Abstentions and Broker Nonvotes

Item 1—Election of directors	Affirmative vote of a majority of the votes cast with respect to each nominee. See below for further detail.	● Abstentions with respect to a nominee will have no effect on the election of such nominee. ● Broker nonvotes will have no effect on the voting for this item.

Item 2—Advisory vote on executive compensation	Affirmative vote of a majority of the shares of common stock present and entitled to vote.	● Abstentions will have the effect of a vote AGAINST this item. ● Broker nonvotes will have no effect on the voting for this item.

Item 3—Ratification of the independent registered public accounting firm	Affirmative vote of a majority of the shares of common stock present and entitled to vote.	● Abstentions will have the effect of a vote AGAINST this item. ● Brokers may vote uninstructed shares on this item.

Pursuant to the Corporation’s By-laws, a nominee for director in an uncontested election (such as this year’s election where the only nominees are those recommended by the Board) must receive the affirmative vote of a majority of the votes cast with respect to his or her election at a meeting of stockholders to be elected. In contested elections, the affirmative vote of a plurality of the votes cast will be required to elect a director. The Corporation’s Corporate Governance Guidelines require an incumbent director who fails to receive the affirmative vote of a majority of the votes cast with respect to his or her election in an uncontested election at a meeting of stockholders to submit his or her resignation following certification of the stockholder vote. Such resignation will first be considered by the members of the Corporate Governance Committee (other than the tendering director, if applicable), who will recommend to the Board whether to accept or reject the resignation after considering all factors deemed relevant by the Committee, including, without limitation, any stated reasons as to why stockholders did not support the director whose resignation has been tendered, the length of service and qualifications of such director, the director’s contributions to the Corporation and the Corporation’s Corporate Governance Guidelines. The Board (other than the tendering director) will then act to accept or reject the Committee’s recommendation no later than ninety days following the date of the stockholders’ meeting after considering the factors considered by the Committee and such additional information and factors as the Board believes to be relevant.

84	2025 Proxy Statement | Northern Trust Corporation

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

How is the Corporation distributing the proxy materials?

Pursuant to rules adopted by the SEC, for some of our stockholders we are providing access to our proxy materials via the Internet. The rules permit us to send the Notice to stockholders of record and beneficial owners. All stockholders have the ability to access the proxy materials on the website referred to in the Notice, www.proxyvote.com, or to request a printed set of proxy materials on this site or by calling toll-free 1-800-579-1639. Complete instructions for accessing the proxy materials on the Internet or requesting a printed copy may be found in the Notice. In addition, stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail on the website above or when voting electronically. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

What is “householding”?

We are delivering only one Annual Report on Form 10-K and Proxy Statement (or, as applicable, the Notice) to stockholders of record who share the same address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive separate copies of proxy materials, please contact Broadridge at 1-866-540-7095 or Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders who wish to receive a separate set of proxy materials now should contact Broadridge at the same telephone number or mailing address and the materials will be delivered to you promptly upon your request.

If you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy materials or if you hold our stock in more than one account, and, in either case, you wish to receive only a single copy of such materials in the future, please contact Broadridge at the telephone number or mailing address above with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.

Who is paying the costs of this proxy solicitation?

The Corporation will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, the Corporation’s officers and other employees may, without being additionally compensated, solicit proxies personally and by mail, telephone or electronic communication. The Corporation will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation. In addition, the Corporation has retained Georgeson Inc. to assist in the solicitation of proxies for a fee of approximately $12,250, plus reasonable out-of-pocket expenses.

2025 Proxy Statement | Northern Trust Corporation	85

Helpful Resources

Where You Can Find More Information

Annual Meeting

Annual Report, Proxy Statement and Updates:
www.northerntrust.com/about-us/investor-relations/financial- information-regulatory-disclosures

Voting Your Proxy via the Internet:
www.proxyvote.com

Board of Directors
www.northerntrust.com/about-us/investor-relations/governance under the “Board Members” heading

Communications with the Board
www.northerntrust.com/about-us/investor-relations/governance under the “Communications with the Board” heading

Governance Documents
www.northerntrust.com/about-us/investor-relations/governance under the following headings:
● By-laws ● Corporate Governance Guidelines ● Committee and Subcommittee Charters ● Code of Business Conduct and Ethics

Investor Relations
www.northerntrust.com/about-us/investor-relations

Sustainability

Sustainability Report:
https://www.northerntrust.com/content/dam/northerntrust/ corporate/global/en/documents/about-us/corporate- sustainability/corporate-sustainability-report-2023.pdf

GRI and SASB Index:
https://www.northerntrust.com/content/dam/northerntrust/pws/ nt/documents/corporate/csr/gri-sasb-2023.pdf

Human Rights Statement:
https://www.northerntrust.com/content/dam/northerntrust/ pws/nt/documents/about-us/policy/human-rights- statement.pdf

Statement on Climate Change and Greenhouse Gas Emissions:
www.northerntrust.com/about-us/corporate-social- responsibility/policy under the “Statement on Climate Change and Greenhouse Gas Emissions” heading

Statement Regarding Government Relations and Political Contributions:
www.northerntrust.com/about-us/corporate-social- responsibility/policy under the “Statement Regarding Government Relations and Political Contributions” heading

Select Definitions and Abbreviations

Bank	The Northern Trust Company

CCAR	Comprehensive Capital Analysis and Review

CEO	Chief Executive Officer

CFO	Chief Financial Officer

Change in Control Plan	Northern Trust Corporation Executive Change in Control Severance Plan

Corporation	Northern Trust Corporation

Deferred Compensation Plan	Northern Trust Corporation Deferred Compensation Plan

Exchange Act	Securities Exchange Act of 1934

GAAP	Generally accepted accounting principles in the United States

GRI	Global Reporting Initiative

NASDAQ	The NASDAQ Stock Market LLC

NPIP	Northern Partners Incentive Plan

Pension Plan	The Northern Trust Company Pension Plan

ROE	Return on Average Common Equity

SASB	Sustainability Accounting Standards Board

SEC	U.S. Securities and Exchange Commission

Supplemental Pension Plan	Northern Trust Corporation Supplemental Pension Plan

Supplemental TIP	Northern Trust Corporation Supplemental Thrift-Incentive Plan

TCFD	Task Force on Climate-Related Financial Disclosures

TIP	The Northern Trust Company Thrift-Incentive Plan

86	2025 Proxy Statement | Northern Trust Corporation

NORTHERN TRUST CORPORATION 50 SOUTH LASALLE STREET CHICAGO, IL 60603

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT April 21, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NTRS2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT April 21, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northern Trust Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please mail in advance, so that your instruction may be received no later than 11:59 p.m. EDT on April 21, 2025.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V61641-P25338-Z89327	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NORTHERN TRUST CORPORATION

The Board of Directors recommends you vote FOR each of the following proposals:
1.	Election of 13 Directors	For	Against	Abstain

	1a. Susan Crown	☐	☐	☐

	1b. Chandra Dhandapani	☐	☐	☐			For	Against	Abstain

	1c. Dean M. Harrison	☐	☐	☐	2.	Approval, by an advisory vote, of the 2024 compensation of the Corporation’s named executive officers.	☐	☐	☐

	1d. Jay L. Henderson	☐	☐	☐

	1e. Marcy S. Klevorn	☐	☐	☐	3.	Ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

	1f. Siddharth N. (Bobby) Mehta	☐	☐	☐

	1g. Robert E. Moritz	☐	☐	☐

	1h. Michael G. O’Grady	☐	☐	☐
	1i. Richard M. Petrino	☐	☐	☐
	1j. Martin P. Slark	☐	☐	☐

	1k. David H. B. Smith, Jr.	☐	☐	☐

	1l. Donald Thompson	☐	☐	☐

	1m. Charles A. Tribbett III	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS

April 22, 2025

10:30 a.m. CDT

www.virtualshareholdermeeting.com/NTRS2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

You may access the 2025 Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2024 by going to the following website: www.proxyvote.com

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  V61642-P25338-Z89327

NORTHERN TRUST CORPORATION

Annual Meeting of Stockholders

Tuesday, April 22, 2025, 10:30 a.m. CDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Michael G. O’Grady and David W. Fox, Jr., and each of them, as proxy holders, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all shares of common stock of Northern Trust Corporation which the undersigned is/are entitled to vote on the proposals at the Annual Meeting of Stockholders to be held on April 22, 2025, and at any adjournment or postponement thereof (the “Annual Meeting”).

If any shares of common stock have been allocated to the undersigned’s account under The Northern Trust Company Thrift-Incentive Plan (“TIP”), this proxy card will serve as voting instructions for such shares and the undersigned hereby direct(s) The Northern Trust Company, as trustee of TIP (the “TIP Trustee”), to vote such shares, in the manner specified on this card, at the Annual Meeting. The TIP Trustee will vote allocated shares for which no direction is received and unallocated shares, if any, in the same proportion as the shares for which direction is received, except as otherwise provided in accordance with applicable law. To allow sufficient time for voting by the TIP Trustee, voting instructions must be recorded by 11:59 p.m. EDT on April 16, 2025.

Whether voting by mail, telephone or Internet, the undersigned’s shares (including shares held under TIP) will be voted in accordance with the undersigned’s instructions. If this proxy card is returned without indication as to how shares are to be voted, the proxy holders will vote the undersigned’s shares, including any held in TIP: for the election of each nominee for director; for the approval, by an advisory vote, of the 2024 compensation of the Corporation’s named executive officers; and for the ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The proxy holders are authorized to vote those shares for which they receive proxies as they shall determine in their sole discretion on any other business that may properly come before the meeting.

Continued and to be signed on reverse side